UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment

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STERLING BANCORP

NOTICE OF ANNUAL MEETING AND

PROXY STATEMENT

2020

400 Rella Boulevard,

Montebello, New York 10901

April 15, 2020

Dear Stockholders:

All of us at Sterling Bancorp hope this communication finds you safe and healthy. Our thoughts are with you, our stockholders, and all those that have been impacted by the novel coronavirus (COVID-19). As part of our precautions regarding COVID-19, we are closely monitoring statements issued by the World Health Organization, the Centers for Disease Control and Prevention and other federal, state and local governments. Sterling Bancorp and Sterling National Bank have taken every precaution and safety measures and modified our operations to protect our clients, colleagues and the communities in which we operate while continuing to meet the needs of our clients and stockholders. Sterling Bancorp’s management team meets on a daily basis to review the current situation and implement adjustments to operations to protect our clients and colleagues while continuing to service their needs so we can resume business as normal once this pandemic subsides. Some of the steps we are taking are set forth below.

OUR CLIENTS:

•	Sterling Bankers and Relationship Managers continue to be available to service your banking needs and banking transactions can be conducted through our digital banking services.

•

During these difficult times, we understand that many of our clients have been financially impacted. If you or your company has been impacted by COVID-19, speak with your Sterling Banker or Relationship Manager who will help to address your specific financial needs.

•

Financial relief for small businesses is available through the Small Business Administration’s Paycheck Protection Program (PPP) under the Coronavirus Aid, Relief and Economic Security (CARES) Act. This program provides federally guaranteed loans to small businesses. Relationship Managers have been assisting our clients through the application process.

OUR FINANCIAL CENTERS:

•

For those clients within the community that require transactions to be performed within our financial center footprint, safety measures have been implemented to protect both our clients and colleagues while adhering to social distancing requirements. Clients are encouraged to handle their transactions through drive-thru windows; however, as an added measure throughout the financial center network, we have reduced the length of time the lobby hours are open, limited the number of clients allowed within a location at any given time and have been serving clients from behind the teller lines.

•

Any incidents of contact with individuals having the COVID-19 virus or potentially having exposure to the COVID-19 virus would require the financial center to temporarily suspend operations for a minimum two-week period to allow for the facility to be properly cleaned.

OUR COLLEAGUES:

•	Colleagues with job responsibilities that allow them to work remotely were quickly migrated to that environment.

•

For those colleagues whose job responsibilities require direct involvement at one of our many operational campuses, access to these buildings has been restricted to ensure our colleagues are operating in a safe and clean environment.

•

During these uncertain and transitional times, balancing work-life responsibilities while tending to those within our care can place added stress on family members. Therefore, we have offered resources, seminars and self-help activities to our colleagues to provide soundness of mind and coping techniques to deal with this situation as one team. Human Resource Partners and Team Leaders remain in close contact with our colleagues addressing situations daily and adjusting to meet the needs of our colleagues.

OUR COMMUNITIES:

•

During this difficult time, the Sterling National Bank Charitable Foundation has reached out to organizations within our communities to support programs that serve the most vulnerable and those affected by the current situation to provide over $250,000 in funding.

•

These not for profit programs support LMI communities located in the NYC Metropolitan area, Long Island, Westchester County and Rockland County by supplying meals to school-aged children, seniors, veterans and others.

•	Support was also provided to local YMCAs as they provide emergency childcare for first responders.

The Board of Directors and the entire Sterling Bancorp Team have worked tirelessly to position the Company and Sterling National Bank to be able to continue their operations while addressing the needs of our clients, colleagues and the communities in which we serve. Our executive team has the experience to guide the Company and the Bank through these turbulent times and are working closely alongside our clients and colleagues as we partner through this unprecedented situation. Our Company is financially strong, has a well-capitalized asset position and has sufficient liquidity to overcome these trying times.

We thank you, our stockholders, for your loyalty to the Company as we continue to temporarily adjust our practices and weather this storm and continue to provide you with the enduring performance you have come to know from Sterling Bancorp.

Sincerely,

Richard O’Toole	Jack L. Kopnisky
Chairman of the Board of Directors	President and Chief Executive Officer

Notice of Annual Meeting of Stockholders	Date and Time:	Place:
	May 27, 2020	Virtual meeting; please visit
	11:00 a.m.	www.virtualshareholdermeeting.com/STL2020

April 15, 2020

Dear Stockholders:

The annual meeting of stockholders (the “Annual Meeting”) of Sterling Bancorp (the “Company,” “Sterling,” “we,” “our” or “us”) will be held on Wednesday, May 27, 2020, at 11:00 a.m. Eastern Time. This year’s Annual Meeting will be a virtual meeting of stockholders. You will be able to participate in the meeting, vote, and submit questions during the meeting via live webcast by visiting http://www.virtualshareholdermeeting.com/STL2020. A secure control number that will allow you to attend the meeting electronically can be found on the enclosed proxy card or on the Notice of Internet Availability of Proxy Materials. Whether or not you plan to participate in the Annual Meeting, the Board of Directors of the Company (the “Board”) strongly encourages you to review the enclosed information and vote your shares. Your vote is important.

In line with prior practice, the Company intends to host a virtual meeting on the date and time noted above. However, due to the rapid changes in connection with the novel coronavirus (COVID-19), the Board reserves the right to reconsider the date and time of the Annual Meeting and postpone to a future date and time if necessary. In the event the Board determines it is necessary or appropriate to move the date and time of the Annual Meeting, the Company will announce this decision in a reasonable amount of time in advance, and details will be issued in a press release on the Company’s website and filed with the SEC.

The Company’s performance during 2019 was highlighted by significant accomplishments that reflect our commitment to enhancing stockholder value. The Company continued making progress in its strategy of building a high performing regional bank that delivers strong growth and profitability. The Board believes that the Company’s executive compensation and corporate governance policies will continue to contribute to the Company’s ability to generate strong operating and financial performance and deliver short-term and long-term value for stockholders.

RECENT 2020 HIGHLIGHTS

•

Sterling National Bank Ranked #50 in Forbes’ 2020 List of America’s Best Banks. This list gauges the financial condition of each of America’s 100 largest banks and thrifts by assets and is based on a combination of ten key metrics related to growth, profitability, capital adequacy and asset quality. Sterling continues to maintain its high ranking position.

HIGHLIGHTS FOR THE YEAR ENDED DECEMBER 31, 2019

•

Strong Commercial Loan Growth in 2019. We continued to generate significant growth during the year ended December 31, 2019, as the Company’s commercial loan balances have increased $2.8 billion since December 31, 2018. Organic growth generated by our commercial banking teams was augmented by opportunistic loan portfolio acquisitions that included the equipment finance loan and lease portfolio and the asset based lending loan portfolio from Woodforest National Bank in February 2019 and the equipment finance loan and lease portfolio from Santander Bank in November 2019. These acquisitions supported our continued expansion into national markets and further diversified our loan portfolio.

•

Increase in Tangible Book Value and Earnings per Share. Tangible book value per common share continued to increase as a result of strong profitability, increasing by $1.31 to $13.09 at December 31, 2019 compared to $11.78 at December 31, 2018. Net income available to common stockholders for the year ended December 31, 2019 was $419.1 million or $2.03 per diluted share, compared to net income available to common stockholders of $439.3 million or $1.95 per diluted share for the year ended December 31, 2018. Adjusted net income available to common stockholders for the year ended December 31, 2019 was $426.9 million or $2.07 per diluted share compared to adjusted net income available to common stockholders of $449.6 million or $2.00 per diluted share for the year ended December 31, 2018.

•

Control over Operating Expenses. The Company has maintained strong controls over operating expenses. During 2019, the Company executed the consolidation of 24 financial centers, decreasing the total count of financial centers to 82 at December 31, 2019. Efficiencies gained through these reductions have allowed us to maintain our annualized adjusted operating expenses at similar levels to the prior year, as operating expenses were $421.8 million for the year ended December 31, 2019, an increase of $63 thousand compared to the year ended

December 31, 2018. Our adjusted operating efficiency ratio was 40.1% and 38.8% for the years ended December 31, 2019 and 2018, respectively.

•

Strategic Corporate Actions. During 2019, the Company completed the issuance of $275.0 million of subordinated notes that will be used for general corporate purposes including to redeem the senior notes maturing in June 2020 that were assumed in the merger with Astoria Financial Corporation.

•

Stock Repurchase Program. In 2019, the Company increased the amount of shares authorized to be repurchased under the Company’s existing repurchase program to 30.0 million shares. Throughout 2019, the Company repurchased a total of 19.3 million shares at a weighted average share price of $19.83, while maintaining a strong capital position to support organic growth and potential acquisitions. As of December 31, 2019, our Tangible Common Equity Ratio was 9.03%, Tier 1 Leverage Ratio was 9.55% and Total Risk-based Capital Ratio was 13.89%.

CORPORATE GOVERNANCE

The Board is committed to operating the Company in a manner aligned with our stockholders’ interests and maintaining conformity with all laws and regulations applicable to the Company’s operations.

STOCKHOLDER ENGAGEMENT

The Company values its relationship with its stockholders and has expanded its engagement with investors. The Company’s executives regularly attend investor conferences and hold frequent meetings with institutional investors and prospective investors. The Company has benefited from this open dialogue and looks forward to continuing this communication moving forward.

Record date: You can vote if you were a common stockholder of record on April 3, 2020.

This notice of Annual Meeting, proxy statement, and form of proxy are being distributed and made available on or about April 15, 2020.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held On May 27, 2020	400 Rella Boulevard, Montebello, New York 10901 (845) 369-8040

Notice is hereby given that the annual meeting of stockholders (the “Annual Meeting”) of Sterling Bancorp (the “Company,” ”Sterling,” “we,” “our” or “us”) will be held on Wednesday, May 27, 2020, at 11:00 a.m. Eastern Time. Due to concerns about the novel coronavirus (COVID-19), the Company reserves the right to postpone the date and time of the Annual Meeting with advance public notice via a press release of such determination. The Annual Meeting will be a virtual meeting of stockholders. You will be able to participate in the Annual Meeting, vote, and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/STL2020. Be sure to have your 16-digit control number to enter the virtual meeting.

The Annual Meeting is for the purpose of considering and acting upon the:

1.	Election of thirteen (13) directors for a one (1) year term until their successors are elected and qualified;

2.	Approval, by advisory (non-binding) vote, of the compensation of the named executive officers;

3.	Ratification of the appointment of Crowe LLP as the independent registered public accounting firm for the year ending December 31, 2020; and

4.	The transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

IN THE CASE OF PROPOSAL 1, THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NOMINEE. FOR PROPOSALS 2 AND 3, THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS.

Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on the date or dates to which the Annual Meeting may be adjourned or postponed. Stockholders of record at the close of business on April 3, 2020 are the stockholders entitled to vote at the Annual Meeting, and any adjournments or postponements thereof.

On or about April 15, 2020, we will mail a Notice of Internet Availability of Proxy Materials (the “Notice”) to stockholders of record at the close of business on April 3, 2020, other than those stockholders who previously requested electronic or paper delivery of communications from us. The Notice contains instructions on how to access an electronic copy of our proxy materials, including our Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2019. The Notice also contains instructions on how to request a paper copy of the proxy materials.

You have three options for submitting your vote before the 2020 Annual Meeting:

• Internet through a computer or mobile device such as a tablet or smart phone; • Telephone call; or • Mail .

Please vote as soon as possible to record your vote promptly, even if you plan to participate in the Annual Meeting on the Internet.

By Order of the Board of Directors

June Ann Byrnes

Corporate Secretary

Montebello, New York

April 15, 2020

IMPORTANT: THE PROMPT RETURN OF PROXIES OR VOTE BY INTERNET OR TELEPHONE WILL SAVE THE EXPENSE OF FURTHER REQUESTS FOR PROXIES.

GUIDE TO VOTING MATTERS

Stockholders are being asked to vote on the following matters at the Sterling Bancorp (the “Company,” ”Sterling,” “we,” “our” or “us”) 2020 Annual Meeting:

Proposal	Our Board’s Recommendation	Votes Required for Approval

Proposal I. Election of Directors (page 4)

The Board of Directors of the Company (the “Board”) believes that the selected thirteen (13) director nominees possess the necessary qualifications, skills and experiences to continue to contribute to an effective and well-functioning Board and that, individually and as a whole, the director nominees possess the necessary qualifications to provide effective oversight of the business and quality advice and counsel to the Company’s management.

	FOR EACH DIRECTOR NOMINEE	Plurality of the votes entitled to be cast in the election of directors is required to elect all proposed thirteen (13) directors to the Company’s Board.

Proposal II. Advisory Non-binding Vote to Approve the Compensation of the Named Executive Officers (“Say-on-Pay”) (page 14)

The Company has designed its compensation program to provide a significant portion of total compensation based on performance relative to short-term and long-term financial goals and to encourage executives to maintain meaningful stock ownership in the Company. The Company seeks a non-binding advisory vote from its stockholders to approve the compensation of its named executive officers as described in the Compensation Discussion and Analysis section beginning on page 34 and the compensation tables section beginning on page 41. The Board and the Compensation Committee will take into account the outcome of the Say-on-Pay advisory vote when considering future executive compensation decisions.

	FOR	Advisory (non-binding) vote; affirmative vote of at least a majority of the votes represented at the Annual Meeting, either in person or by proxy, is required to approve the compensation proposal for the Company’s named executive officers.

Proposal III. Ratification of the Appointment of Crowe LLP as Independent Registered Public Accounting Firm (page 15)

The Audit Committee of the Board (the “Audit Committee”) has appointed Crowe LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2020. The Audit Committee and the Board believe that the continued retention of Crowe LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders. As a matter of good corporate governance, stockholders are being asked to ratify the Audit Committee’s selection of the independent registered public accounting firm.

	FOR	Affirmative vote of at least a majority of the votes represented at the Annual Meeting, either in person or by proxy, is required to approve the ratification of Crowe LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020.

Sterling Bancorp - 2020 Proxy Statement	i

ii	Sterling Bancorp - 2020 Proxy Statement

PROXY STATEMENT

PROXY STATEMENT

Sterling Bancorp

400 Rella Boulevard

Montebello, New York 10901

(845) 369-8040

ANNUAL MEETING OF STOCKHOLDERS

May 27, 2020

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the “Board”) of Sterling Bancorp (“Sterling,” “we,” “our,” “us” or the “Company”) to be used at the annual meeting of stockholders (the “Annual Meeting”), which will be held on May 27, 2020, at 11:00 a.m. Eastern Time, and all adjournments and postponements of the Annual Meeting. Due to concerns about the novel coronavirus (COVID-19), the Company reserves the right to postpone the date and time of the Annual Meeting with advance public notice via a press release of such determination. The accompanying Notice of Annual Meeting and this Proxy Statement are first being mailed to stockholders of record on or about April 15, 2020.

Stockholders Entitled to Vote

Holders of record of Sterling’s shares of common stock, par value $0.01 per share, as of the close of business on April 3, 2020 (the “Record Date”), are entitled to one (1) vote for each share then held. As of the Record Date, there were 194,460,279 shares of common stock issued and outstanding. The presence in person or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Stockholders who log on to our virtual meeting of stockholders with their 16-digit control number are considered present in person.

Holders of Sterling’s depositary shares, each representing a 1/40th interest in a share of Sterling’s Series A Non-Cumulative Perpetual Preferred Stock, referred to as Depositary Shares, are not entitled to vote at the Annual Meeting.

Internet Availability of Proxy Materials

We are making this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2019, filed on February 28, 2020 (the “2019 Annual Report”), available to our stockholders via the Internet.

On or about April 15, 2020, we mailed to our stockholders a Notice of Internet Availability containing instructions on how to access our proxy materials, including this Proxy Statement and the 2019 Annual Report. The Notice of Internet Availability also instructs you on how to access your proxy card in order to vote through the Internet, by telephone or by mail. If you received a Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials in the mail. Other stockholders, in accordance with their prior requests, have received e-mail notification of how to access our proxy materials and vote via the Internet, or have been mailed paper copies of our proxy materials and proxy card or vote instruction form.

Internet distribution of proxy materials is designed to expedite receipt by stockholders, lower the cost of the Annual Meeting, and conserve natural resources. However, if you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, please follow the instructions for requesting such materials contained on the Notice of Internet Availability. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

Participating in the Annual Meeting

Sterling will host its Annual Meeting live via the Internet. A summary of the information you need to participate in the Annual Meeting online is provided below:

•	Any stockholder can attend the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/STL2020.

•	Webcast starts at 11:00 a.m. Eastern Time.

•	Stockholders may vote and submit questions while attending the Annual Meeting on the Internet.

•	Please have your 16-digit control number to enter the Annual Meeting.

Sterling Bancorp - 2020 Proxy Statement	1

PROXY STATEMENT

•	Information on how to attend and participate via the Internet is posted at www.virtualshareholdermeeting.com/STL2020.

•	Webcast replay of the Annual Meeting will be available for one year after the meeting date on the Company’s website at www.sterlingbancorp.com.

Voting Procedures

Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments and postponements thereof. Proxies solicited on behalf of the Board will be voted in accordance with the directions given thereon. Where no instructions are indicated, validly executed proxies will be voted “FOR” each of the nominees in proposal I, “FOR” proposals II and III set forth in this Proxy Statement and in the discretion of the persons appointed as proxies upon the transaction of such other business as may properly come before the Annual Meeting. Other than the matters listed in the attached Notice of Annual Meeting of Stockholders, the Board knows of no additional matters that will be presented for consideration at the Annual Meeting.

Brokers holding shares in street name for clients who are beneficial owners of such shares are prohibited from giving a proxy to vote such clients’ shares on “non-routine” matters in the absence of specific instructions from such clients. This is commonly referred to as a “broker non-vote.” Your broker is entitled to vote your shares on the “routine” matter of ratification of the selection of Crowe LLP as the Company’s independent registered public accounting firm even if you do not provide voting instructions to your broker. Each of the other proposals is considered a “non-routine” matter.

As to the election of directors, the proxy card being provided by the Board enables a stockholder to vote FOR all nominees proposed by the Board, to WITHHOLD authority for all nominees or to vote FOR ALL EXCEPT one or more of the nominees being proposed. Voting for all nominees except those you list on the proxy card is the equivalent of withholding your vote for those directors you have listed. Nominees are elected by a plurality of votes cast. Proxies in which the authority to vote for the nominees being proposed is withheld and broker non-votes will not affect the outcome of the vote.

As to the advisory (non-binding) vote of the compensation of the named executive officers (the “Say-on-Pay Vote”), the proxy card being provided by the Board enables a stockholder to vote for the approval of the Company’s executive compensation, the compensation tables and narrative discussions of named executive officer compensation in this Proxy Statement. If this proposal receives a majority of the votes cast, then it will be considered approved. Broker non-votes will not affect the outcome of the vote. This vote is advisory and not binding on the Company, the Board or the Compensation Committee of the Board (the “Compensation Committee”). As a result, the Board may decide that it is in the best interests of the Company and its stockholders to maintain the Company’s executive compensation, even if it is not approved by stockholders.

Each stockholder, whether or not he, she or it plans to participate in the Annual Meeting via live webcast, is requested to vote electronically via the Internet or by telephone or by signing, dating and returning the proxy card without delay in the postage-paid envelope if provided. Any proxy given by the stockholder may be revoked at any time before it is voted. A proxy may be revoked by filing with the Corporate Secretary of Sterling a written revocation or a duly executed proxy card bearing a later date. Any stockholder present at the Annual Meeting may revoke his, her or its proxy and vote electronically on each matter brought before the Annual Meeting. Stockholders who log on to our virtual meeting of stockholders with their 16-digit control number are considered present in person. Further, abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business. However, if you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your record holder in order to vote at the Annual Meeting.

2	Sterling Bancorp - 2020 Proxy Statement

PROXY STATEMENT

Participation in the 401(k) Plan

Astoria Bank had the following retirement benefit plans in place prior to the merger with Sterling: a 401(k) Plan, as amended and restated as of January 1, 2016 (the “Astoria 401(k) Plan”), Astoria Bank Employees’ Pension Plan (the “Astoria Pension Plan”), Astoria Bank Excess Benefit Plan (the “Astoria Excess Benefit Plan”) and the Astoria Bank Supplemental Benefit Plan (the “Supplemental Plan”) (collectively, the “Astoria Plans”). Pursuant to the merger agreement, the Astoria 401(k) Plan and the Astoria Pension Plan remained in effect for eligible employees as defined under their plan terms with the Astoria Plans being frozen to new participants effective October 2, 2017.

The Bank merged the Astoria 401(k) Plan with the Sterling National Bank 401(k) and Profit Sharing Plan (the “Sterling 401(k) Plan”) effective January 1, 2019. The Board of Directors approved the termination of the Astoria Pension Plan, effective on December 31, 2018 for which the appropriate filings to governmental agencies and liquidation were finalized in the third quarter of 2019. The termination of the Astoria Pension Plan resulted in a $12 million pre-tax gain and a $17 million pension reversion asset. The Bank has up to seven years to utilize these assets in a qualified manner.

Principal Holders

In accordance with the provisions of our Certificate of Incorporation, record holders of common stock who, individually or together with their affiliates and any other person with whom they or their affiliates are acting in concert, beneficially own in excess of 10% of the issued and outstanding shares of common stock are not entitled to vote any of the shares held in excess of that limit. The Certificate of Incorporation further authorizes the Board (i) to make all determinations necessary to implement and apply that limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own shares of common stock in excess of the limit supply information to enable the Board to implement and apply the limit. The Company is not aware of any beneficial holder of 10% or more of the Company’s common stock as of the record date.

Persons and groups who beneficially own in excess of 5% of the shares of common stock are required to file certain reports with Sterling and the Securities and Exchange Commission (“SEC”) regarding such ownership. See page 17, “Security Ownership of Certain Beneficial Owners, Directors and Executive Officers” for our 5% or more beneficial owners as of April 3, 2020.

Sterling Bancorp - 2020 Proxy Statement	3

PROPOSAL I

PROPOSAL I — ELECTION OF DIRECTORS

The Board currently consists of thirteen (13) members, each of whom serves a one-year term which will expire May 27, 2020, at our Annual Meeting.

Each director-nominee (“nominee”) has agreed to serve if elected. If any nominee is not able to serve, the Board may designate a substitute or reduce the number of directors serving on the Board. Proxies will be voted for the nominees shown below (or if not able to serve, such substitutes as may be designated by the Board). The Board has no reason to believe that any of the nominees will be unable to serve. The nominees will be elected by a plurality of the votes entitled to be cast in the election of directors. A plurality is generally defined as the excess of the votes cast in favor of a nominee over those cast in favor of any other nominee. You may vote for up to the number of nominees named, and the nominees receiving the largest number of “FOR” votes will be elected to the director positions to be filled. Except as indicated herein, there are no arrangements or understandings between any of the nominees and any other person pursuant to which such nominees were selected. See page 25, “Nominating and Corporate Governance Committee.”

The Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”) has nominated the current thirteen (13) existing members of the Board to serve as directors for a one (1) year term until the 2021 annual meeting of stockholders:

• John P. Cahill	• Mona Aboelnaga Kanaan	• Maureen Mitchell	• Ralph F. Palleschi

• Navy E. Djonovic	• Jack Kopnisky	• Patricia M. Nazemetz	• Burt Steinberg

• Fernando Ferrer	• James J. Landy	• Richard O’Toole	• William E. Whiston

• Robert Giambrone

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH NOMINEE AS DIRECTOR.

*     *      *

Our Board of Directors

Set forth below are the nominees, their ages and their positions with Sterling, and the length of their directorship. The term for directors currently serving on the Board expires as of May 27, 2020 at our 2020 Annual Meeting. If elected at the 2020 Annual Meeting, each nominee’s term will expire at the 2021 annual meeting of stockholders. Depending on when/how each director joined the Company, his or her “length of directorship” may commence prior to any of the following: (i) the closing of the October 2013 merger (the “Provident Merger”) of Sterling Bancorp (“Legacy Sterling”) with and into Provident New York Bancorp (“Legacy Provident”), whereby Provident Bank (“Legacy Provident Bank”) converted into a national bank charter, and Legacy Provident and Legacy Provident Bank (with its name change to Sterling National Bank, the “Bank”) adopted the Sterling name; (ii) the June 2015 merger of Hudson Valley Holding Corp. (“Legacy HVB”) with and into Sterling Bancorp (the “HVB Merger”); or (iii) the October 2017 merger of Astoria Financial Corporation (“Legacy Astoria”) with and into Sterling Bancorp (the “Astoria Merger”).

The Company believes in servicing its stockholders through representation on the Board that ensures oversight of the Company, as well as implementation of its strategic plan and business model. The Nominating and Corporate Governance Committee, on behalf of the entire Board, reviews not only the personal qualities and characteristics in a Board member or potential candidate, but also the individual’s diverse education, business and cultural background.

The following discussion includes the business experience for the past five (5) years for each of our nominees, as well as the qualifications that were the basis for the Board determinations that each nominee should serve on the Board.

4	Sterling Bancorp - 2020 Proxy Statement

PROPOSAL I

JACK KOPNISKY President & CEO, Non-Independent Director Age: 64 Director since: 2011 Began Board Service with Legacy Provident

Committees:

Executive

Enterprise Risk

Other current public company directorships:

None

CAREER AND EDUCATION HIGHLIGHTS:

•	President and CEO of Legacy Provident and Legacy Provident Bank and President and CEO of the Company (2011 to present). CEO of Sterling National Bank (January 2020)

•	CEO of SJB Escrow Corporation (2009 to 2011)

•	Partner at Mercatus LLC (2008 to 2009)

•	President and CEO of First Marblehead Corporation (2005 to 2008)

•	Served in a variety of leadership positions with KeyCorp and predecessor banks (1998 to 2005), including President, Consumer Banking Group; President of KeyBank USA and President of Retail Banking and President and Chief Executive Officer of Key Investment

•	B.A., Business Administration and Economics, Grove City College

•	Graduate, Stonier School of Banking

•	Weatherhead School of Executive Program, Case Western Reserve University

SELECTED DIRECTOR QUALIFICATIONS:

• Over 38 years of experience in the banking and financial services industry, including senior leadership positions as CEO, President, Director and Group Head of commercial banking, consumer finance, community development, private equity, brokerage and asset management businesses

• Strong leadership skills

• Strategic vision for future growth and continued success of the Company

RICHARD O’TOOLE Chairman, Independent Director Age: 63 Director since: 2012 Began Board Service with Legacy Provident

Committees:

Executive (Chair)

Compensation

Nominating and Corporate Governance

Other current public company directorships:

None

CAREER AND EDUCATION HIGHLIGHTS:

•	The Related Companies, a real estate development and management company:

•	Executive Vice President (2008 to present)
•	General Counsel (2014 to present)
•	Consultant (2005 to 2008)

•	Partner at Paul Hastings Janofsky & Walker (2000 to 2005)

•	Board Member Equinox Holding Inc. (privately held) (2016 to present) Compensation Committee

•	Board Member Motivate (privately held) (2015 to present) Compensation Committee

•	Board Member, Ladder Capital Corp. (NYSE: LADR) (2017 to 2019)

•	B.A., St. John’s University

•	J.D., St. John’s University, School of Law

•	LL.M., New York University

SELECTED DIRECTOR QUALIFICATIONS:

• Over 37 years of legal and merger and acquisition experience and knowledge of real estate and tax matters

• Strong leadership skills and corporate governance oversight

• Familiarity with the market and communities in which Sterling National Bank does business

Sterling Bancorp - 2020 Proxy Statement	5

PROPOSAL I

JOHN P. CAHILL Independent Director Age: 61 Director since: 2011 Began Board Service with Legacy HVB

Committees:

Nominating & Corporate Governance (Chair)

Compensation

Executive

Other current Public Company Directorships:

Ecoark Holdings, Inc.

CAREER AND EDUCATION HIGHLIGHTS:

•	Chancellor to the Archdiocese of New York, overseeing the temporal matters of the Archdiocese of New York (2019 to present)

•	Counsel at Norton Rose Fulbright LLP which acquired Chadbourne & Parke LLP (2007 to 2019)

•	Co-Founder and Principal of the Pataki-Cahill Group LLC, a strategic consulting firm focusing on the economic and policy implications of domestic energy needs (2007 to present)

•	Served in various capacities in the administration of the Governor of New York George E. Pataki (from 1997 to 2006), including Secretary and Chief of Staff to the Governor (2002 to 2006)

•	Board Member, Ecoark Holdings, Inc. (OTCQX: ZEST) (2016 to present) Nominating and Corporate Governance (Chair) and Audit and Compensation Committees

•	Director, TBS International (privately held) (2008 to 2012) Nominating and Corporate Governance and Compensation Committees

•	B.A., Fordham University

•	J.D., Pace University School of Law

•	LL.M., Pace University School of Law

SELECTED DIRECTOR QUALIFICATIONS:

• Extensive experience as an attorney in government and in business

• Affiliations and active involvement in various civic and non-profit organizations within the Company’s markets

• Extensive knowledge of the Company and the communities Sterling National Bank serves

NAVY E. DJONOVIC Independent Director Age: 54 Director since: 2010 Began Board Service with Legacy Provident

Committees:

Audit

Other current Public Company Directorships:

None

CAREER AND EDUCATION HIGHLIGHTS:

•	Partner at Maier Markey & Justic LLP, a certified public accounting firm, providing outsourced business office, accounting, auditing and consulting services (2010 to present)

•	Director of Operations at Mikimoto (America) (1998 to 1999)

•	Senior Accountant at Arthur Anderson (1996 to 1998)

•	Staff Accountant at Deloitte & Touche LLP (1994 to 1996)

•	Certified Public Accountant, New York State (active member)

•	Serves on the Boards of a number of non-profit and civic organizations in Westchester County including the Westchester County Association

•	B.A., Accounting, Fordham University

SELECTED DIRECTOR QUALIFICATIONS:

• Experience as a certified public accountant working in a public accounting firm

• Background in finance and operations

• A member of, and Director at, several business organizations throughout Westchester County, provides insight on local communities where Sterling National Bank does business

6	Sterling Bancorp - 2020 Proxy Statement

PROPOSAL I

FERNANDO FERRER Independent Director Age: 69 Director since: 2002 Began Board Service with Legacy Sterling

Committees:

Nominating and Corporate Governance

Enterprise Risk

Other current Public Company Directorships:

None

CAREER AND EDUCATION HIGHLIGHTS:

•	Co-Chairman of Mercury Public Affairs, LLC, a part of Omnicom Group Inc., which specializes in public affairs related to business, government, politics and media (2006 to present)

•	Appointed to the Board of the Metropolitan Transit Authority (“MTA”) by Governor Andrew Cuomo (2011 to 2019) serving as Vice Chairman of the Board. Served as Acting Chairman of the Board from November 2018 to March 31, 2019 and previously served in such role from February to June 2017 and from January to June 2013

•	City University of New York Board of Trustees (2016 to present)

•	President of the Drum Major Institute for Public Policy, a non- partisan, non-profit think tank (2002 to 2004)

•	Bronx Borough President (1987 to 2001)

•	B.A., University Heights College of Arts and Sciences, New York University

•	M.P.A., Baruch College of the City University of New York

SELECTED DIRECTOR QUALIFICATIONS:

• Over 31 years of leadership experience in New York City government

• Extensive experience with New York City businesses, including real estate and housing, business development and community relations

• Risk management experience through service on the MTA Board

ROBERT GIAMBRONE Independent Director Age: 65 Director since: 2015 Began Board Service with Legacy Astoria

Committees:

Audit

Enterprise Risk

Other current Public Company Directorships:

None

CAREER AND EDUCATION HIGHLIGHTS:

•	Pioneer Realty Holdings, LLC (2017 to present)

•	Director, Chief Financial and Administrative Officer and Executive Vice President of Keefe, Bruyette & Woods, Inc. (2002 to 2013)

•	Executive Director and Chief Administrative Officer of Morgan Stanley Investment Management (1995 to 2002)

•	Partner of KPMG LLP (1987 to 1995)

•	Board member, WSP USA Holdings, Inc. (a wholly-owned subsidiary of WSP Global Inc. (TSX: WSP) (2015 to present) Government Security Committee

•	B.B.A. Accounting, Iona College

•	Certified Public Accountant, New York State

•	Series 27, 7 and 63 Securities Licenses held

SELECTED DIRECTOR QUALIFICATIONS:

• Over 43 years of experience in accounting and finance with over 18 years of experience in operating a financial services business

• Executive Management and operational positions in the financial services industry

• Broad financial services, risk management and investment management expertise. Familiarity with the market and communities in which Sterling National Bank does business

Sterling Bancorp - 2020 Proxy Statement	7

PROPOSAL I

MONA ABOELNAGA KANAAN Independent Director Age: 52 Director since: 2019

Committees:

Audit

Enterprise Risk

Other current Public Company Directorships:

None

CAREER AND EDUCATION HIGHLIGHTS:

•	Founder and Managing Partner of K6 Investments LLC, a private investment firm that invests globally in the financial services, technology, consumer products and entertainment industries (2011 to Present)

•	President and CEO of Proctor Investment Managers LLC, a private equity firm she co-founded in 2002 which invested in traditional and alternative asset management companies (2002 to 2013)

•	Board Member and Independent Director of Siguler Guff & Company Small Business Credit Opportunities Fund (2015 to 2019) Audit and Nominations and Governance Committees

•	Member, Board of Advisors, Ibancar a FinTech specialized in collateralized consumer lending in Spain

•	Trustee, The Fashion Institute of Technology, State University of New York

•	Trustee, The Chapin School, Co-Chair of Advancement Investment and Finance Committees

•	Trustee, International House of New York

•	Women’s Director Development Program, Kellogg School of Management at Northwestern University

•	B.S. Economics, University of Pennsylvania, The Wharton School of Business

•	MBA, Finance and International Business, Columbia Business School

SELECTED DIRECTOR QUALIFICATIONS:

• Experienced CEO, entrepreneur, private equity investor and corporate board director with nearly 30 years of experience in the financial services sector

• Over 21 years in leadership roles such as Founder, CEO, President and Portfolio Manager and advisor to global banks and investment funds

• Invested, divested and managed transformative strategic transactions in a broad range of asset classes, investment strategies, product areas and distribution channels

JAMES J. LANDY Non-Independent Director Age: 65 Director since: 2000 Began Board Service with Legacy HVB

Committees:

Enterprise Risk

Other current Public Company Directorships:

None

CAREER AND EDUCATION HIGHLIGHTS:

•	Chairman of the Board of Directors of Legacy HVB and Hudson Valley Bank N.A. (“HV Bank”) (January 2015 through June 2015) and Executive Chairman (2012 to 2014). Served in a variety of other senior positions of HV Bank from 1977 to 2012 including eleven years as President and CEO

•	Serves on the Boards of several civic, municipal, charitable and ecumenical organizations throughout the New York Metropolitan area

•	B.A., Manhattan College

•	Graduate, Stonier School of Banking

•	M.B.M., Banking, Louisiana State University

SELECTED DIRECTOR QUALIFICATIONS:

• Over 43 years of commercial banking experience

• As the former President and CEO of HV Bank, brings to the Board invaluable knowledge and expertise regarding the financial services industry

• Extensive executive management experience with a unique perspective and understanding of Sterling National Bank’s clients, products and operations

8	Sterling Bancorp - 2020 Proxy Statement

PROPOSAL I

MAUREEN MITCHELL Independent Director Age: 68 Director since: 2018

Committees:

Compensation

Enterprise Risk

Executive

Other current Public Company Directorships:

None

CAREER AND EDUCATION HIGHLIGHTS:

•	Senior Advisor, The Boston Consulting Group (2017 to present)

•	President, Global Sales and Marketing, GE Asset Management, Inc. (2009 to 2016)

•	Global Head of Distribution, Highland Capital Management, LP (2008 to 2009)

•	Board of Trustees, Natixis/Loomis Sayles Mutual Funds (2017 to present) Contracts and Governance Committees

•	Board Member, Fieldpoint Private Bank and Trust (privately held) (2017 to 2018) Credit and Compensation Committees

•	Board Member, Investment Company Institute (ICI Board of Governors) (2015 to 2016)

•	Board Member, GE Asset Management, Inc. (2009 to 2016)

•	Board Member, GE Investment Distributors, Inc. appointed President (2014 to 2016)

•	Board Member, GE Asset Management, Ltd. (2012 to 2016)

•	Board Member, GE Asset Management Funds II PLC (Dublin-based) (2012 to 2014)

•	B.A., City College of New York and M.S.W., Fordham University

SELECTED DIRECTOR QUALIFICATIONS:

• Over 32 years of experience in financial service organizations with over 11 years spent in senior management positions of sales and marketing and product development and 10 years serving on the Boards of privately held financial institutions

• Strategic vision and digital expertise launched key strategies and global opportunities exceeding growth expectations

• Strong background in business transformation and mergers and acquisitions

PATRICIA M. NAZEMETZ Independent Director Age: 70 Director since: 2013 Began Board Service with Legacy Astoria

Committees:

Compensation (Chair)

Nominating and Corporate Governance

Other current Public Company Directorships:

YRC Worldwide Inc.

CAREER AND EDUCATION HIGHLIGHTS:

•	Principal of NAZ DEC LLC (2011 to present)

•	Corporate Vice President and Chief Human Resources Officer of Xerox Corporation (1999 to 2011)

•	Human Resources Department of Xerox Corporation in positions of increasing responsibility (1979 to 1999)

•	Board Member, YRC Worldwide, Inc. (NASDAQ:YRCW) (2015 to present) Compensation Committee Chair

•	Board Member, Muscular Dystrophy Association (privately held) (2014 to present) Governance Committee Chair

•	Board Member, Board of Trustees, Fordham University (1997 to 2017)

•	Board Member, WMS Industries Inc. (2007 to 2013) Compensation Committee Chair

•	Board Member, Energy East Corp. (2007 to 2009) Compensation Committee Chair

•	B.A., Fordham University

•	M.A., Fordham University

SELECTED DIRECTOR QUALIFICATIONS:

• Over 39 years of experience in human resources, over 11 of which were spent in an executive officer position

• Knowledge of all aspects of human resources management

• Familiarity with the business community in the markets where Sterling National Bank does business

Sterling Bancorp - 2020 Proxy Statement	9

PROPOSAL I

RALPH F. PALLESCHI Independent Director Age: 73 Director since: 1996 Began Board Service with Legacy Astoria

Committees:

Compensation

Nominating & Corporate Governance

Other current Public Company Directorships:

None

CAREER AND EDUCATION HIGHLIGHTS:

•	President, Chief Operating Officer, and Director of First Long Island Investors, LLC and FLI Investors, LLC (successor companies of First Long Island Investors, Inc.) (1983 to present)

•	Co-Founder of First Long Island Investors, Inc. in 1983

•	Chief Operating Officer of New York Islanders hockey team (1993 to 1997)

•	Vice President Finance and Chief Financial Officer of Entenmann’s Inc. (1977 to 1983)

•	Employee of Peat Marwick, Mitchell & Co. (predecessor of KPMG LLP) (1968 to 1977)

•	Chairman of the Board of Trustees of Variety Child Learning Center

•	Member of the Board of Directors of the Viscardi Center Investment Committee Chair

•	B.B.A., St. John’s University

•	Certified public accountant

SELECTED DIRECTOR QUALIFICATIONS:

• Over 37 years of experience in reviewing and maintaining systems of internal controls and in financial controls, reporting and analysis

• Experience and knowledge in finance, accounting, wealth management and the equity markets

• Former Chairman of the Board of Directors of Legacy Astoria having an in depth knowledge of financial services industry

BURT STEINBERG Independent Director Age: 74 Director since: 2000 Began Board Service with Legacy Provident

Committees:

Audit (Chair)

Executive

Other current Public Company Directorships:

None

CAREER AND EDUCATION HIGHLIGHTS:

•	President and Consultant to BSRC Consulting (2001 to present)

•	Director Emeritus Ascena Retail Group, Inc., formerly known as Dress Barn, Inc., a NASDAQ listed company (2009 to 2015) and Executive Director (2001 to 2009); Chief Operating Officer and President (1982 to 2001)

•	Hedge fund consultant to XLCR Capital Partners LP (2011 to 2015)

•	Board Member, Deming Center, Columbia University

•	Member and Director of a number of business, educational and charitable organizations throughout Rockland County and the surrounding regions

•	B.A., City University of New York

•	M.B.A., Columbia University

SELECTED DIRECTOR QUALIFICATIONS:

• As a member of the Board and Audit Committee of the Company for over 19 years, provides invaluable financial, accounting and regulatory experience

• Experience in financial services, merchandising, finance, advertising, marketing, accounting, mergers and acquisitions

• As a member of a number of business, educational and charitable organizations throughout the region, provides insight on local businesses and markets where Sterling National Bank does business

10	Sterling Bancorp - 2020 Proxy Statement

PROPOSAL I

WILLIAM E. WHISTON Independent Director Age: 66 Director since: 2013 Began Board Service with Legacy HVB

Committees:

Enterprise Risk (Chair)

Other current Public Company Directorships:

None

CAREER AND EDUCATION HIGHLIGHTS:

•	Chief Financial Officer of the Archdiocese of New York, a religious not-for-profit organization, based in New York City (2002 to present)

•	Served in a number of executive positions at Allied Irish Bank, including lending, product development and operations/compliance (1972 to 2002)

•	Trustee, St. Patrick’s Cathedral, St. Patrick’s Landmark Foundation and St. Joseph’s Seminary

•	Member, Provident Healthcare, the member of Archcare, the healthcare arm of the Archdiocese of New York

•	Board Member, Mutual of America, (2011 to present), Audit Committee

•	B.A., Pace University

•	M.B.A., Stern School of Business, New York University

SELECTED DIRECTOR QUALIFICATIONS:

• Over 43 years of business experience in the areas of finance, financial services and e-commerce

• Former bank executive with experience in a wide range of roles. Provides the Board with a unique perspective on business management matters

• Knowledge of the communities in which Sterling National Bank serves

Sterling Bancorp - 2020 Proxy Statement	11

PROPOSAL 1

DIRECTOR INDEPENDENCE

The Board has determined that each of the current Company directors, with the exceptions of Messrs. Kopnisky and Landy, is “independent” as defined by the New York Stock Exchange (“NYSE”) listing standards and the rules of the Securities and Exchange Commission (the “SEC”). Neither Mr. Kopnisky nor Mr. Landy is independent as Mr. Kopnisky is our CEO and Mr. Landy was party to a consulting agreement with the Company that terminated on June 30, 2017. We believe we comply with all applicable requirements of the SEC and NYSE relating to director independence and the composition of the committees of our Board.

BOARD DIVERSITY AND TENURE

Consistent with the Company’s Corporate Governance Guidelines, the composition of the board includes a broad range of skills, expertise, industry knowledge and diversity of opinion. Approximately 30.8% of our directors are women; and the majority of Board members are independent under the rules of the NYSE.

12	Sterling Bancorp - 2020 Proxy Statement

PROPOSAL 1

DEPOSITORY INSTITUTION MANAGEMENT INTERLOCKS

The Depository Institution Management Interlocks Act (the “Interlocks Act”) imposes restrictions on service as an officer or director of more than one depository institution. There are several exemptions to the Interlocks Act including the small market share exemption, which, since Sterling has total assets exceeding $2.5 billion would allow a director to serve on the Board and another unaffiliated depository organizations’ board of directors only if the other depository organization has total assets below $1.5 billion and if both Sterling and the other depository organization hold no more than 20 percent of the deposits in each relevant metropolitan statistical area or community in which both operate. Should any director meet these requirements, the Nominating and Corporate Governance Committee will monitor the relationship and any applicability of this exemption annually.

The Nominating and Corporate Governance Committee maintains, and periodically updates, non-exclusive “Board membership criteria” to assist the committee in evaluating candidates for the Board. These criteria, and an indication of which of the criteria are particularly satisfied by each nominee, are summarized below:

Guideline Criteria					Mona Aboelnaga Kanaan

Reputation for integrity, honesty and adherence to high ethical standards	◾	◾	◾	◾	◾	◾	◾	◾	◾	◾	◾	◾	◾

Willingness and ability to contribute positively to the collegial decision making process of the Board	◾	◾	◾	◾	◾	◾	◾	◾	◾	◾	◾	◾	◾

Demonstrated business and financial acumen and experience	◾	◾	◾	◾	◾	◾	◾	◾	◾	◾	◾	◾	◾

Prominence within professional discipline and/or industry	◾	◾	◾	◾	◾	◾	◾	◾	◾	◾	◾	◾	◾

Commitment to attend and participate in Board and Board Committee meetings regularly	◾	◾	◾	◾	◾	◾	◾	◾	◾	◾	◾	◾	◾

No conflict of interest that would impair ability to represent the interests of all Company stockholders and fulfill responsibilities of a director	◾	◾	◾	◾	◾	◾	◾	◾	◾	◾	◾	◾	◾

Contribute to Board diversity (in terms of race, gender, national origin, etc.)		◾	◾		◾			◾	◾

Strengths and experience that contribute to ability to serve effectively on one or more Board Committees (audit, compensation, governance and nominating)	◾	◾	◾	◾	◾	◾	◾	◾	◾	◾	◾	◾	◾

Experience in leading mergers and acquisitions				◾		◾	◾	◾		◾	◾	◾

Familiarity with capital markets, financing transactions				◾	◾	◾	◾	◾		◾	◾	◾	◾

Experience in integrating acquired businesses after mergers and acquisitions strategy, and investor relations				◾	◾	◾	◾	◾		◾		◾

Experience identifying, evaluating and managing corporate risk	◾	◾	◾	◾	◾	◾	◾	◾	◾	◾	◾	◾	◾

Current or past board member of another mid-cap or large public company	◾					◾	◾		◾	◾		◾

Sterling Bancorp - 2020 Proxy Statement	13

PROPOSAL II

PROPOSAL II — NON-BINDING VOTE TO APPROVE

EXECUTIVE COMPENSATION

In accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), stockholders are being given the opportunity to vote on an advisory (non-binding) resolution to approve the Company’s named executive officer compensation, as described below under “Compensation Discussion and Analysis,” the compensation tables and narrative discussions of named executive officer (“NEO” or “Named Executive Officer”) compensation in this Proxy Statement. Consistent with the voting results at the 2017 Annual Meeting, the Board has determined that an advisory vote to approve executive compensation is conducted annually.

The Board recommends the approval of its executive compensation proposal. It believes the Company’s compensation programs are centered on a pay-for-performance culture and are strongly aligned with the long-term interests of our stockholders by rewarding performance against established corporate financial goals, strong executive leadership and superior individual performance. An important component of management’s performance requirements is strong risk management oversight to ensure that compensation plans do not encourage management to take unnecessary or excessive risks that could threaten the value of the Company. By providing a combination of annual base salary, cash incentives, long-term equity compensation (including performance awards based on the results of the Company) and competitive benefits, our goal is to attract, motivate and retain a qualified and talented team of executives who will help maximize the Company’s long-term financial performance, growth and profitability. The Company’s NEO compensation program is designed to provide a significant portion of total compensation based on performance relative to short-term and long-term financial goals and to encourage executives to maintain significant stock ownership in the Company. The Compensation Committee regularly reviews the components of each NEO’s compensation package and generally targets 50% of the total compensation opportunity to be based on a combination of short-term and long-term performance. We accomplish these objectives through an integrated total compensation program.

This proposal, commonly referred to as a “Say-on-Pay” proposal, gives you, as a stockholder, the opportunity to endorse or not endorse the Company’s executive pay program through the following non-binding resolution:

“RESOLVED, that the compensation of Sterling Bancorp’s Named Executive Officers, as disclosed in the Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosures, is hereby approved.”

At the Company’s 2019 Annual Meeting, 97.8% of the votes cast on the Say-on-Pay proposal were voted in favor of the Company’s NEO compensation program. Given the significant level of support from the Company’s stockholders, the Compensation Committee and the Board believe that the Company is taking a measured, informed and responsible approach to NEO compensation which incorporates all of the Company’s objectives and policies, including, but not limited to, a pay for performance culture that retains executives who perform strongly. The Board and Compensation Committee considered this substantial affirmation as one of many factors in crafting an executive NEO compensation program that largely mirrors the stockholder approved approach and will continue to seek stockholder feedback on our compensation programs.

This is an advisory vote only, and neither the Company nor the Board will be bound to take action based upon the outcome. The Board and the Compensation Committee will consider the vote of the stockholders when considering future executive compensation arrangements.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION PROPOSAL.

*     *     *

14	Sterling Bancorp - 2020 Proxy Statement

PROPOSAL III

PROPOSAL III — RATIFICATION OF APPOINTMENT

OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee of our Board (the “Audit Committee”) has approved the engagement of Crowe LLP (“Crowe”) to be Sterling’s independent registered public accounting firm for the year ending December 31, 2020. At the Annual Meeting, stockholders will consider and vote on the ratification of the engagement of Crowe for Sterling’s year ending December 31, 2020. A representative of Crowe is expected to participate in the Annual Meeting, to respond to appropriate questions and to make a statement if he or she so desires.

In order to ratify the selection of Crowe as the independent registered public accounting firm for 2020, the proposal must receive the affirmative vote of a majority of the votes represented at the Annual Meeting, either in person or by proxy, in favor of such ratification.

Stockholder ratification of the selection of Crowe is not required by the Bylaws or otherwise. However, the Board is submitting the selection of the independent registered public accountant to the stockholders for ratification as a matter of good corporate governance practice. If the stockholders fail to ratify the selection of Crowe, the Audit Committee will reconsider whether to retain that firm or not. Even if the selection is ratified, the Audit Committee may, at its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change is in the best interests of the Company and its stockholders.

The Audit Committee recommends the ratification of Crowe as the independent registered public accounting firm for the year ending December 31, 2020. Crowe has had a long standing relationship with the Company since 2007. During this tenure, Crowe has developed a deep understanding of the Company, its operations and risk management practices and has expanded its audit scope to address the Company’s acquisitions and organic growth. Crowe has the technical experience, industry knowledge and technology to support the size of the Company and its expansion efforts. Stringent industry standards implemented by the Public Company Accounting Oversight Board promulgate procedures for review with annual inspection reports. Crowe has shown consistency in achieving high results that are relayed to the members of the Audit Committee and the members of the Board.

AUDIT, AUDIT RELATED, TAX RELATED AND OTHER FEES

The following table reflects the aggregate fees billed to us by Crowe for professional services rendered by the firm for audit and tax services for the period ended December 31st as defined:

	2018	2019
Audit Fees (1)	$1,300,000	$1,700,000
Audit Related Fees (2)	237,800	150,000
Tax Related Fees (3)	297,241	346,731
All Other Fees (4)	225,304	173,098

(1)

Aggregate fees for the audit of our annual financial statements, review of the financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by Crowe in connection with statutory and regulatory filings and engagements. Included in the 2019 Audit Fees are fees related to the Company’s acquisition of the equipment finance loan and lease portfolio and the asset based lending loan portfolio from Woodforest National Bank, the equipment finance loan and lease portfolio from Santander Bank and the fees related to the adoption of the ASC842 Leases and ASC326 Current Expected Credit Losses.

(2)

Assurance and related services of the audit and review of the financial statements provided in connection with the systems conversion resulting from the Astoria Merger and the acquisition of Advantage Funding Management Co., Inc. (in the case of 2018), the Company’s issuance of subordinated notes (in the case of 2019) and the consent and review of regulatory filings and capital market offerings that are not already reported in “Audit Fees”.

(3)	Services rendered for tax consultations and tax compliance.
(4)	Internal audit services with respect to regulatory compliance consulting.

Sterling Bancorp - 2020 Proxy Statement	15

PROPOSAL III

The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by an independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act, which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee pre-approved 100% of the audit related fees, tax fees and all other fees described above during 2018 and 2019, respectively.

THE AUDIT COMMITTEE OF THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF CROWE AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2020.

*     *     *

16	Sterling Bancorp - 2020 Proxy Statement

SECURITY OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information regarding beneficial ownership of our common stock as of April 3, 2020, by:

✓ each person, or group of affiliated persons, known to us to beneficially own more than 5% of the outstanding shares of our common stock;

✓ each of our directors;

✓ each person who was a NEO; and

✓ all of our directors and executive officers as a group.

The percentages shown in the following table are based on 194,460,279 shares of common stock outstanding as of April 3, 2020. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. The number of shares beneficially owned by a person includes shares subject to options held by that person that were exercisable as of April 3, 2020, or within 60 days of that date. The shares issuable under those options are treated as if they were outstanding for computing the percentage ownership of the person holding those options, but are not treated as if they were outstanding for the purposes of computing the percentage ownership of any other person. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law.

The following table sets forth the number of shares of our common stock beneficially owned by the indicated parties. Unless otherwise indicated, the address of each person is c/o Sterling Bancorp, 400 Rella Boulevard, Montebello, New York 10901.

Name	Amount and Nature of Beneficial Ownership		Percent of Class
Directors
John P. Cahill	25,042	(1)	*
Navy E. Djonovic	18,999		*
Fernando Ferrer	30,925	(2)	*
Robert Giambrone	15,718	(3)	*
Mona Aboelnaga Kanaan	2,087		*
James J. Landy	381,831	(4)	*
Maureen Mitchell	4,337		*
Patricia M. Nazemetz	16,118		*
Richard O’Toole	43,999		*
Ralph F. Palleschi	80,797	(5)	*
Burt Steinberg	268,849	(6)	*
William E. Whiston	23,766		*
Named Executive Officers
Jack Kopnisky	571,582	(7)	*
Luis Massiani	203,672	(8)	*
Rodney Whitwell	67,857		*
Michael E. Finn	80,274		*
Thomas X. Geisel	35,099		*
All Directors and Executive Officers as a Group (19 persons)(9)	1,870,952		0.96%

Sterling Bancorp - 2020 Proxy Statement	17

SECURITY OWNERSHIP

Name	Amount and Nature of Beneficial Ownership		Percent of Class

BENEFICIAL OWNERS HOLDING MORE THAN 5%
BlackRock Inc. 55 East 52nd Street New York, New York 10022	18,269,069	(10)	9.2%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	18,536,192	(11)	9.17%
Wellington Management Group LLP 280 Congress Street Boston, MA 02210	16,267,494	(12)	8.05%
Dimensional Fund Advisors LP Building One – 6300 Bee Cave Road Austin, TX 78746	10,432,188	(13)	5.16%

(1)	The shares shown as owned by Mr. Cahill include 2,676 common shares owned indirectly in an Individual Retirement Account and 1,327 shares of phantom stock.
(2)	The shares shown as owned by Mr. Ferrer include 211 common shares owned indirectly in an Individual Retirement Account.
(3)	The shares shown as owned by Mr. Giambrone include 1,000 common shares owned indirectly in an Individual Retirement Account and 1,575 common shares owned indirectly by his mother.
(4)	The shares shown as owned by Mr. Landy include 15,240 shares held jointly with his spouse and 150,146 common shares owned by his spouse of which he disclaims beneficial ownership.
(5)	The shares shown as owned by Mr. Palleschi include 80,797 common shares indirectly owned by the Ralph F. Palleschi 1998 Family Trust.
(6)	The shares shown as owned by Mr. Steinberg include 116,112 common shares held by trusts and 10,883 shares owned indirectly in an Individual Retirement Account.
(7)

The shares shown as owned by Mr. Kopnisky include 10,000 common shares owned by his spouse, beneficial ownership of which he disclaims, 4,461 shares owned jointly with his spouse and 54,435 common shares underlying stock options exercisable within 60 days.

(8)	The shares shown as owned by Mr. Massiani include 46,169 common shares underlying stock options exercisable within 60 days.
(9)	Total includes all Executive Officers, including Messrs. James Blose and Javier Evans.

(10)

Based upon information contained in the Schedule 13G/A filed by BlackRock Inc. (“BlackRock”) with the SEC on February 5, 2020, BlackRock beneficially owned 18,269,069 shares of common stock as of December 31, 2019, with sole voting power over 17,518,440 shares, shared voting power over 0 shares, sole dispositive power over 18,269,069 shares and shared dispositive power over 0 shares.

(11)

Based upon information contained in the Schedule 13G/A filed by The Vanguard Group (“Vanguard”) with the SEC on February 10, 2020, Vanguard beneficially owned 18,536,192 shares of common stock as of December 31, 2019, with sole voting power over 108,810 shares, shared voting power over 39,839 shares, sole dispositive power over 18,418,633 shares and shared dispositive power over 117,559 shares.

(12)

Based upon information contained in the Schedule 13G/A filed by Wellington Management Group LLP (“Wellington”) with the SEC on February 14, 2020, Wellington and its subsidiaries beneficially owned 16,267,494 shares of common stock as of December 31, 2019, with sole voting power over 0 shares, shared voting power over 14,923,013 shares, sole dispositive power over 0 shares and shared dispositive power over 16,267,494 shares.

(13)

Based upon information contained in the Schedule 13G filed by Dimensional Fund Advisors LP (“Dimensional Fund”) with the SEC on February 12, 2020, Dimensional Fund and its subsidiaries beneficially owned 10,432,188 shares of common stock as of December 31, 2019, with sole voting power over 10,432,188 shares, shared voting power over 0 shares, sole dispositive power over 10,432,188 shares and shared dispositive power over 0 shares.

DELINQUENT SECTION 16(a) REPORTS

Our executive officers, directors and beneficial owners of greater than 10% of our outstanding shares of common stock are required to file reports with the SEC disclosing beneficial ownership and changes in beneficial ownership of our common stock. SEC rules require disclosure if an executive officer, director or 10% beneficial owner fails to file these reports on a timely basis. Based on the Company’s review of ownership reports required to be filed for 2019, no executive officer, director or 10% beneficial owner of the Company’s shares of common stock failed to file ownership reporting on a timely basis, except for the following:(i) one Form 4 for Mr. Javier Evans for the payment of tax liability for the vesting of a restricted stock award; (ii) one Form 4 for Mr. Javier Evans for the sale of common stock; (iii) one Form 4 for Mr. Rodney Whitwell for the exercise and sale of stock options; and (iv) five Form 4s for Mr. Robert Lazar for the purchase of phantom stock as acquired and the required distribution election of phantom stock under pre-determined elections under the guidelines of the Company’s Deferred Compensation Plan.

18	Sterling Bancorp - 2020 Proxy Statement

CERTAIN INFORMATION ABOUT OUR EXECUTIVE OFFICERS

CERTAIN INFORMATION ABOUT OUR

EXECUTIVE OFFICERS

Qualifications and Business Experience

EXECUTIVE OFFICERS

The following provides certain business experience for the past five (5) years with respect to individuals who serve as our executive officers. Information concerning the business experience of Mr. Kopnisky, who serves as our CEO and President is provided in “Proposal I –Election of Directors” above.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Name	Age	Positions Held With Sterling Bancorp
Luis Massiani	43	Senior Executive Vice President and Chief Financial Officer
Rodney Whitwell	61	Senior Executive Vice President and Chief Administrative Officer
Michael E. Finn	55	Senior Executive Vice President and Chief Risk Officer
Thomas X. Geisel	58	Senior Executive Vice President and President Corporate Banking
James Blose	51	Executive Vice President and General Counsel
Javier Evans	58	Executive Vice President and Chief Human Resources Officer

LUIS MASSIANI
•	Senior Executive Vice President (since October 2014) and Chief Financial Officer (since December 2012) of the Company
•	President (since January 2020) and Chief Financial Officer (since December 2012) of the Bank
•	Executive Vice President and Chief Financial Officer at Legacy Provident and Legacy Provident Bank (December 2012 to October 2014)

CAREER HIGHLIGHTS:

•	Director of the Investment Banking Department of Credit Suisse Securities (USA) LLC (May 2011 to December 2012)
•	Vice President, then later, a Director, of the Investment Banking Department of Citadel Securities LLC (September 2009 to May 2011)

RODNEY WHITWELL
•	Senior Executive Vice President (since October 2014) and Chief Administrative Officer (since July 2017) of the Company and the Bank
•	Chief Operating Officer (June 2015 to July 2017) of the Company and the Bank
•	Chief Risk Officer (November 2013 to June 2015) of the Company and the Bank
•	Executive Vice President and Chief Operating Officer (November 2011 to November 2013) of the Company and the Bank

CAREER HIGHLIGHTS

•	Principal at Mercatus, LLC from 2010 to 2011

MICHAEL E. FINN
•	Senior Executive Vice President (since July 2017) and Chief Risk Officer (since June 2015) of the Company and the Bank

CAREER HIGHLIGHTS:

•	Executive Vice President, Chief Risk Officer of HV Bank (January 2014)
•	Senior Advisor to the Deputy Comptroller of the Office of the Comptroller of the Currency (August 2011 to December 2013)
•	Regional Director for the Office of Thrift Supervision (September 2004 to August 2011)

Sterling Bancorp - 2020 Proxy Statement	19

CERTAIN INFORMATION ABOUT OUR EXECUTIVE OFFICERS

THOMAS X. GEISEL
•	Senior Executive Vice President and President Corporate Banking (since March 2018) of the Company and the Bank
•	Executive Vice President, Specialty Lending (March 2015 to March 2018)
•	Served as Consultant to the Company for special projects (June 2014 to March 2015)

CAREER HIGHLIGHTS:

•	Managing Partner of Templar Ventures LLC, a New Jersey-based merchant bank (December 2013 to March 2015)
•	President and Chief Executive Officer of Sun Bancorp Inc. and Sun National Bank (January 2008 to December 2013)

JAMES P. BLOSE, Esq
•	Executive Vice President and General Counsel (since June 2015) of the Company and the Bank

CAREER HIGHLIGHTS:

•	Executive Vice President, General Counsel and Secretary of HV Bank (October 2013 to June 2015)
•	Partner, Griffin, Coogan, Blose, Sulzer & Horgan, P.C. (December 2003 to October 2013)

JAVIER EVANS
•	Executive Vice President, Chief Human Resources Officer (since October 2017) of the Company and the Bank

CAREER HIGHLIGHTS:

•	Senior Vice President, Human Resources, Astoria Bank (March 2014 to October 2017)
•	Senior Vice President & HR Lead, Risk & Control Functions, Audit, Finance, Legal and Marketing, TD Bank USA (August 2013 to March 2014)
•	Director, Wholesale Banking, TD Securities (LLC) USA ( February 2012 to August 2013)
•	Senior Vice President, HR Lead, Retail & Commercial Banking Metro Suburban LI/CT CNJ, TD Bank USA AMCB (July 2011 to February 2012)

20	Sterling Bancorp - 2020 Proxy Statement

CORPORATE GOVERNANCE AND RELATED MATTERS

CORPORATE GOVERNANCE AND RELATED MATTERS

CODE OF ETHICS

Sterling has adopted a Code of Ethics that is designed to uphold the highest standards of ethics, professionalism, fairness, honesty and respect. The Code of Ethics is applicable to Sterling’s directors and employees, including the Company’s principal executive officer, principal financial and accounting officer, chief risk officer and all officers performing similar functions. The Code of Ethics addresses conflicts of interest, the treatment of confidential information and compliance with applicable laws, rules and regulations. The Code of Ethics is available on the Company’s Internet website at www.sterlingbancorp.com under the headings “Corporate Governance” and “Governance Documents.” Amendments to and waivers of the Code, as applicable, are disclosed on the Company’s website.

ATTENDANCE AT ANNUAL MEETINGS OF STOCKHOLDERS

Sterling does not have a policy regarding director attendance at Annual Meetings of stockholders. All of our directors at the time of the meeting attended, either in person or by phone, the prior year’s Annual Meeting.

MEETINGS AND COMMITTEES OF THE BOARD

The business of the Board is conducted at regular and special meetings of the Board and its committees. In addition, the independent members of the Board meet in executive session periodically. The Chair of the Nominating and Corporate Governance Committee presides over all executive sessions. During 2019, the Board held eight (8) regular meetings and two (2) special meetings. No member of the Board or any committee thereof attended less than 75% of the aggregate meetings of the Board and the committees of which he or she is a member.

CURRENT COMMITTEE COMPOSITION

	Board of Directors	Audit Committee	Compensation Committee	Executive Committee	Nominating & Corporate Governance Committee	Enterprise Risk Committee	Credit Risk Subcommittee

John P. Cahill					C

Navy E. Djonovic

Fernando Ferrer

Mona Aboelnaga Kanaan

Jack Kopnisky

Robert Giambrone

James J. Landy							C

Maureen Mitchell

Patricia M. Nazemetz			C

Richard O’Toole				C

Ralph F. Palleschi

Burt Steinberg		C*

William E. Whiston						C

No. of Meetings	10	8	7	1	3	4	4

Member
C	Chair
*	Audit Committee Financial Expert

Sterling Bancorp - 2020 Proxy Statement	21

CORPORATE GOVERNANCE AND RELATED MATTERS

GOVERNANCE AND COMPENSATION HIGHLIGHTS

On May 29, 2019, upon approval by the stockholders at the 2019 annual meeting of stockholders, the Company amended and restated its Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to eliminate provisions requiring cause and a supermajority vote to remove a director. Our Board believes this aligns with recent judicial interpretations of Delaware General Corporation Law and best corporate governance practices.

Copies of Sterling’s Corporate Governance Guidelines, Code of Ethics and the charters of each of the Audit, Compensation and Nominating and Corporate Governance Committees adopted by the Board are available on the Company’s Internet website (www.sterlingbancorp.com) under the heading “Governance Documents.” During 2019, our Board committees and highlights of their responsibilities are noted below.

COMMITTEE RESPONSIBILITIES

Audit Committee Members: Burt Steinberg, Chair Navy Djonovic Robert Giambrone Mona Aboelnaga Kanaan Mr. Lazar served on the Committee until his retirement at the 2019 Annual Meeting

The duties and responsibilities of the Audit Committee, as described in the committee’s Charter, include, among other things:

• Appointment, compensation, retention and oversight of the work of any independent registered public accounting firm engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services;

• Preapproval of all auditing services and permitted non-audit services (including the fees and terms thereof);

• Review and discussion with management and the independent registered public accounting firm of the audited financial statements, quarterly financial statements and earnings press releases;

• Discussion with the independent registered public accounting firm of the matters required to be discussed by the Public Company Accounting Oversight Board’s Auditing Standards, including Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit;

• Annual evaluation of the independent registered public accounting firm’s internal quality control procedures, qualifications, performance and independence;

• Oversight of the internal audit function (including reviewing and approving the audit plan, monitoring corrective actions, and reviewing and recommending modifications to policies governing the Internal Audit Department);

• Review with management of the Company’s compliance program for compliance with laws and regulations; and

• Conduct an annual performance evaluation of the Audit Committee and annual review and reassessment of the adequacy of the Audit Committee Charter.

Audit Committee Financial Expert (as defined under SEC rules and regulations): Burt Steinberg

All members are Independent and financially literate

(as defined by Rule 10A-3 of the Exchange Act and in accordance with Listing Standards)

The Committee met eight (8) times during 2019

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CORPORATE GOVERNANCE AND RELATED MATTERS

Compensation

Committee

Members:

Patricia Nazemetz,

Chair

John Cahill

Maureen Mitchell

Richard O’Toole

Ralph F. Palleschi

Mr. O’Toole served as

the Chair of

the Committee until

the re-appointment of the

Chair at the

Company’s

2019 Annual Meeting

The duties and responsibilities of the Compensation Committee, as more fully described in the committee’s Charter, include, among other things:

• Determine the compensation of the CEO based on established goals and objectives;

• Determine the compensation of other executive officers;

• Review the succession plan for the Company and the Bank;

• Approve new appointments to the executive staff;

• Determine the cash incentive payments to the CEO, and other executive officers in accordance with the terms of the STI Plan (as defined herein); and

• Determine grants under stock benefit plans are made by members of the Compensation Committee who are considered “disinterested” for purposes described under Section 162(m) of the Internal Revenue Code (prior to the Tax Cuts and Jobs Act of 2017 (“TCJA”) changes thereto).

All members are Independent.

The Committee met seven (7) times during 2019

Executive Committee Members: Richard O’Toole, Chair Jack Kopnisky John P. Cahill Maureen Mitchell Burt Steinberg

The duties and responsibilities of the Executive Committee, as described in the committee’s Charter, include, among other things:

• The Executive Committee reviews of significant matters that may be brought to the full Board;

• The Executive Committee is empowered to act on behalf of the full Board, with certain limitations, in the event action is deemed necessary prior to a meeting of the full Board;

• The Executive Committee may also consider topics of importance to the organization that are not within the scope of other committees in order to provide a working forum in which to consider the matters; and

• Matters reviewed by the Executive Committee are reported to the full Board at its next meeting.

Members with the exception Mr. Kopnisky are Independent.

The Committee met one (1) time during 2019

Nominating and Corporate Governance Committee Members: John P. Cahill, Chair Fernando Ferrer Patricia M. Nazemetz Richard O’Toole Ralph F. Palleschi

The duties and responsibilities of the Nominating and Corporate Governance Committee, as more fully described in the committee’s Charter include, among other things:

• The periodic review of the size, structure and composition of the Board and its standing committees, including determining director independence and making recommendations for change when appropriate;

• Establish procedures for evaluating the performance of the Board and individual directors;

• Review and evaluate Board compensation and recommending changes thereto;

• Review the Certificate of Incorporation and Bylaws;

• Review the Company’s Corporate Governance Guidelines and Board policies such as the Company’s Code of Ethics and Insider Trading policy; and

• Establish and recommend to the Board the stock ownership guidelines for directors and management.

All members are Independent.

The Committee met three (3) times during 2019

Sterling Bancorp - 2020 Proxy Statement	23

CORPORATE GOVERNANCE AND RELATED MATTERS

Enterprise Risk

Committee

Members:

William E. Whiston,

Chair

Fernando Ferrer

Robert Giambrone

Mona Aboelnaga Kanaan

Jack Kopnisky

James J. Landy

Maureen Mitchell

Robert Lazar served on

the Committee until

his retirement

at the Company’s

2019 Annual Meeting

The duties and responsibilities of the Enterprise Risk Committee, as more fully described in the committee’s Charter, include, among other things:

• Oversight of all aspects of enterprise risk management including cyber security;

• Fostering the establishment and maintenance of an effective risk culture;

• Establish prudent levels of risk consistent with the Company’s strategic objectives;

• Assessing and monitoring the effectiveness of the Company’s risk management leadership and infrastructure;

• Monitoring trends within each category of risk;

• Considering risk associated with any major new Company initiatives including potential acquisitions;

• Assessing the Company’s capital management, planning and stress testing assessment process;

• Apprising the Board as necessary on any pertinent risk topics;

• Guiding risk management training expectations for the Company; and

• Assisting the Board and overseeing the efforts of Company management in formulating strategies policies and procedures with respect to the identification, measurement, management and control of all categories of risk.

Members with the exception of Messrs. Kopnisky and Landy are Independent.

The Committee met four (4) times during 2019

Credit Risk

Subcommittee

Members:

James J. Landy,

Chair

Navy E. Djonovic

Fernando Ferrer

Mona Aboelnaga Kanaan

Jack Kopnisky

William E. Whiston

Robert Lazar served on

the Credit Risk

Subcommittee until his

retirement at the

2019 Annual Meeting

The Enterprise Risk Committee’s Credit Risk Subcommittee performs the following duties and responsibilities:

• Oversee the Bank’s lending activities;

• Oversee the efforts of Bank management to maintain appropriate risk/reward metrics within the loan portfolio;

• Review with management trends in loan portfolio performance; and

• Review certain audits and regulatory examinations with respect to the Bank’s loan portfolio.

The Committee met four(4) times during 2019

24	Sterling Bancorp - 2020 Proxy Statement

CORPORATE GOVERNANCE AND RELATED MATTERS

AUDIT COMMITTEE REPORT

The Audit Committee provides oversight of the Company’s financial reporting process on behalf of the Board. Management bears primary responsibility for the financial statements and the reporting process, including the system of internal controls and disclosure controls. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with United States generally accepted accounting principles.

As part of its ongoing activities, the Audit Committee has:

•	Reviewed and discussed with management the Company’s audited consolidated financial statements for 2019;

•

Discussed with the independent registered public accounting firm the matters required to be discussed under Public Company Accounting Oversight Board (“PCAOB”) standards, including PCAOB Auditing Standard No. 1301, Communications with Audit Committees; and

•

Received the written disclosures and the letter from the independent registered public accounting firm pursuant to applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence as currently in effect. These communications have been discussed with the Audit Committee and with the independent registered public accounting firm.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 28, 2020.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that Sterling specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

This report has been provided by the Audit Committee:

Burt Steinberg, Chair

Navy E. Djonovic

Robert Giambrone

Mona Aboelnaga Kanaan

CANDIDATES FOR DIRECTOR

The Nominating and Corporate Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to
Sterling’s business and who are willing to continue Board service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective through new Board members. If there is a vacancy on the Board because any member of the Board does not wish to continue in service, if a director meets the required retirement age, or if it is decided not to re-nominate a director for re-election, the
Nominating and Corporate Governance Committee determines the desired skills and experience of a new nominee, solicits suggestions for director candidates from all Board members, and may engage in other search activities (which activities may be conducted through a sub-committee). Criteria identified by the Board from time to time include factors relative to the overall composition of the Board and such other factors as the Nominating and Corporate
Governance Committee deems appropriate, such as a potential candidate’s business experience, specific areas of expertise, skills, background and independence consistent with the Company’s Corporate Governance Guidelines and applicable NYSE rules. When identifying nominees to serve as a director, the Nominating and Corporate Governance
Committee seeks to create a Board that is strong in its collective knowledge and has a diversity of background, skills and experience with respect to accounting and finance, information technology, management and leadership, vision and strategy, business operations, business judgment, industry knowledge, knowledge of the community served, experience in identifying and solving for risks associated with financial institutions, regulatory experience and corporate governance.

Sterling Bancorp - 2020 Proxy Statement	25

CORPORATE GOVERNANCE AND RELATED MATTERS

Candidates should possess certain attributes, including integrity and a devotion to ethical behavior, a primary interest in the well-being of Sterling, a capacity for independent judgment, good business acumen, the capacity to protect confidential information, an ability to work as a member of a team and a willingness to evaluate other opinions or points of view. In addition to examining a candidate’s qualifications in light of the above attributes, the Nominating and Corporate Governance Committee will consider the following: the overall character of the candidate and any existing or potential conflict of interest; the candidate’s willingness to serve and ability to devote the time and effort required; the candidate’s record of leadership; and the ability to develop business for Sterling.

The Nominating and Corporate Governance Committee may consider qualified candidates for director suggested by our stockholders. Stockholders can suggest qualified candidates for director by writing to our Corporate Secretary at 21 Scarsdale Road, Yonkers, New York 10707. The Corporate Secretary must receive a submission not less than ninety (90) days prior to the anniversary date of the mailing of our proxy materials for the preceding year’s Annual Meeting. The submission must include the following:

• A statement that the writer is a stockholder and is proposing a candidate for consideration by the Nominating and Corporate Governance Committee;

• The name and address of the stockholder as such information appears on Sterling’s books, and the number of shares of Sterling’s common stock that are owned beneficially by such stockholder. If the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required;

• The name, address and contact information for the candidate, and the number of shares of common stock of Sterling that are owned by the candidate. If the candidate is not a holder of record, appropriate evidence of the stockholder’s ownership will be required;

• A statement of the candidate’s business and educational experience;

• Such other information regarding the candidate as would be required to be included in the Company’s Proxy Statement pursuant to SEC Regulation 14A;

• A statement detailing any relationship between the candidate and any client, supplier or competitor of the Company or its affiliates;

• Detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

• A statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

Submissions that are received and that satisfy the above requirements are forwarded to the Chairman of the Nominating and Corporate Governance Committee for further review and consideration. A nomination submitted by a stockholder for presentation by the stockholder at an Annual Meeting must comply with the procedural and informational requirements described in “Advance Notice of Business to be conducted at an Annual Meeting,” found on page 64.

COMMUNICATIONS WITH THE BOARD

All interested parties who wish to contact our Board or an individual director may do so by writing to: Board of Directors, Sterling Bancorp, 400 Rella Blvd., Montebello, New York 10901, Attention: CEO or Corporate Secretary. Interested parties who wish to communicate directly with the presiding director of Board executive sessions or with the Company’s non-management directors as a group may do so by writing to the address directly listed above, but by addressing such communication to the Chair of the Nominating and Corporate Governance Committee. The letter should indicate if the author is a stockholder of Sterling, and, if shares are not held of record, should include appropriate evidence of stock ownership. Communications are reviewed by the Corporate Secretary and are then distributed to the Board or the individual director, as appropriate, depending on the facts and circumstances outlined in the communications received. The President and CEO, however, may directly respond at his discretion. If appropriate, the Corporate Secretary may (1) handle an inquiry directly, or (2) forward a communication for response by another employee of Sterling. A copy of any such communication and response is forwarded to the Board at the next available Board meeting. The Corporate Secretary has the authority not to forward a communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

26	Sterling Bancorp - 2020 Proxy Statement

CORPORATE GOVERNANCE AND RELATED MATTERS

BOARD LEADERSHIP STRUCTURE AND THE BOARD’S ROLE IN RISK OVERSIGHT

The Board has reviewed the current Board leadership structure of the Company, the Bank and all affiliates, which consists of a separate Chairman of the Board and a President and CEO.

The Chairman of the Board

Performs **all duties and has all powers** which are commonly incident to the office of Chairman of the Board or which are delegated to him by the Board, including **presiding at all meetings of the stockholders and all meetings of the Board**

The President and CEO

Has responsibility for the **management and control of the business and affairs of the Company** and has general supervision of all of the officers (other than the Chairman of the Board), employees and agents of the Company

The Board believes that separating the roles enhances both the **independence of the Board** and its **effectiveness in discharging its responsibilities** and that this structure is currently the most appropriate Board leadership structure for the Company.

The Board has established an Enterprise Risk Committee whose responsibilities include overseeing **all aspects of the enterprise-wide risk management** and meets at least on a quarterly basis.

The Enterprise Risk Committee

Provides specific oversight of the Company's **enterprise-wide risk management functions** and reporting to the Board on its activities.

Oversees the efforts of Company management in formulating strategies, policies and procedures with respect to the identification, measurement, management and control of all categories of risk, including (a) credit risk, (b) market and capital risk, including interest rate risk and liquidity and funding risk, (c) operational risk, including information technology and information security risk, (d) strategic business risk including business planning, human resources, legal and compliance, BSA/AML and financial reporting, and (e) reputation risk.

The Chief Risk Officer

In conjunction with the Enterprise Risk Committee, on a quarterly basis, the Chief Risk Officer presents a consolidated **Risk Assessment Report** to the Board covering credit risk, market and capital risk, operational and IT controls, information security, and strategic risks.

The Audit Committee

The Audit Committee also plays a role in risk oversight. The Audit Committee has oversight responsibility with respect to the integrity of the Company's financial reporting process and systems of internal controls regarding finance and accounting, as well as its financial statements.

The Compensation Committee

The Compensation committee has oversight responsibility of risk related to the Company's compensation policies and practices, including ensuring compensation programs do not encourage unnecessary or excessive risk-taking.

The Compensation Committee also monitors, on an ongoing basis, our compensation policies and programs. We design such compensation practices to support a strong risk management culture while also rewarding long-term value. Each year, management undertakes a review of the Company's various compensation programs to assess the risks arising from our compensation policies and practices and ensure such practices do not encourage unnecessary or excessive risk-taking. Management presents these risk assessments to the Compensation Committee. The risk assessments have included a review of the design features of the Company's compensation programs, the process to determine compensation pools and awards for employees and an analysis of how those features could directly or indirectly encourage or mitigate risk-taking. As part of the risk assessments, it has been noted that the Company's compensation plans allow for discretionary negative adjustments to the ultimate outcomes, which serves to mitigate risk-taking.

Sterling Bancorp - 2020 Proxy Statement	27

CORPORATE GOVERNANCE AND RELATED MATTERS

The Board and its committees also review policies and guidelines that senior management uses to manage the Company’s exposure to risk.

The Company is organized to promote a strong risk awareness and management culture through the Company’s Risk Management and Oversight Program which includes three lines of defense:

(1) executive management is responsible for establishing policies, procedures and controls and is accountable for monitoring and enforcing risk for each specialty line of business;

(2) independent risk management is responsible for setting minimum controls and methodologies to identify and manage risks, to establish overall risk management strategies and policies and to set minimum controls and methodologies to manage risk across lines of business; and

(3) the Company’s internal audit, which periodically assesses the effectiveness of the internal controls. The Audit Committee reviews the effectiveness of systems for internal control, risk management and compliance with financial services legislation and regulation.

In particular, information security is a significant operational risk for financial institutions such as us, and includes the risk of losses resulting from cyber attacks. In light of that risk, our Board is actively engaged in the oversight of our Company’s information security risk management and cyber defense programs. The Enterprise Risk Committee oversees the Company’s cybersecurity controls and provides regular updates to the Board on cybersecurity matters. The Board also receives periodic briefings on cyber threats in order to enhance our directors’ literacy on cyber issues.

We continuously develop and enhance controls, processes and systems to identify and protect our networks, computers, systems, and data from attacks or unauthorized access, alteration or destruction of confidential information through our Cyber and Information Security Program. The Company-wide program was created based on guidance provided by federally developed programs and meets regulatory standards. This program includes comprehensive due diligence and ongoing oversight of third-party relationships, including vendors. Through this proactive program, the Company is able to respond to potential threats before such threats develop into serious loss scenarios. The Board receives updates about the results of periodic exercises and response readiness assessments led by outside advisors who provide a third-party independent assessment of our technical program and our internal response preparedness.

28	Sterling Bancorp - 2020 Proxy Statement

CORPORATE GOVERNANCE AND RELATED MATTERS

BOARD EVALUATION

Sterling believes in the strength of each of the appointed directors. To retain the effective functionality of the Board and ensure the appropriate levels of oversight for the Company, each member performs a self-evaluation and an evaluation of peers. The formal portion of the process is overseen by the Nominating and Corporate Governance Committee and conducted through the Office of the General Counsel. Responses collected from the evaluations are reviewed by the Chairman of the Board, Chair of the Nominating and Corporate Governance Committee and General Counsel and strategies are discussed to address the concerns raised by the Board.

In addition to the formal evaluation process, discussions occur throughout the year with the Board and committee members. The consistent communication can be seen through the one on one discussions held with the Chairman of the Board and/or the Chair of the Nominating and Corporate Governance Committee as well as through executive sessions conducted at the Board and committee meetings without members of management being present.

Sterling Bancorp - 2020 Proxy Statement	29

CORPORATE SOCIAL RESPONSIBILITY

CORPORATE SOCIAL RESPONSIBILITY

We understand that it is important to our stockholders that we conduct our business in a sustainable manner through our actions and interactions with our clients, colleagues and within the communities we support. We aim to integrate corporate social responsibility into the Care and Well-Being of our Colleagues, and through our commitment to Safeguarding Clients’ Data, the Communities in which we Serve and to the Strategy in which we Operate. Our Board monitors and considers corporate social responsibility in all its decision making.

“Above and Beyond is Standard Procedure Here”

The Company, through the Bank, is invested in strong growth. The Company’s significant accomplishments are a result of our dedicated colleagues who deliver a unique and superior client experience. Our competitive advantage is attributed to our colleagues who work to exceed expectations through the high goals that have been set and embedded within our Culture and based on our brand promise “Above and Beyond is Standard Procedure Here”. This culture is rooted in our values and is delivered through our core competencies reflected below.

30	Sterling Bancorp - 2020 Proxy Statement

CORPORATE SOCIAL RESPONSIBILITY

                         CARE AND WELL-BEING OF OUR COLLEAGUES

Sterling attracts and retains the best possible colleagues to support the growth of the Company.

• Our colleagues have a Diversity of experience, education and expertise which has contributed to the strength of the organization. Our colleagues exhibit “GRIT” and resiliency not only in difficult times, but in everyday responsibilities as their efforts contribute to reinventing the Company and bringing value to our clients and fellow colleagues.

• Caring for the health and well being of our colleagues is our top priority. In recognition of these attributes, our Company provides a competitive benefits and compensation package. As a supplement to our health benefits packages, we support the wellness of all colleagues by instituting health-wise initiatives such as bi-annual health seminars, nutrition programs and health club membership fee reimbursement.

• Providing our colleagues with the proper tools necessary for success with their job responsibilities while promoting the effective operation of the Company, is key to building our enhanced Training program. This program allows colleagues the opportunity for continuous education on key banking regulations and risk prevention activities to ensure the safety of our clients’ funds for which we are entrusted and the sound financial manner in which we operate.

• Our Training program extends beyond the current responsibilities of our colleagues as they work toward achieving professional goals through our Career Planning Program. Through the assistance of our Training and Development partners, Executive Leaders and management, colleagues can define their future aspirations through distinct planning and resources.

• Extending beyond the Career Planning Program are leadership opportunities made available through Sterling University, a program offered to those colleagues suited for leadership roles within the Company. This internal training program exhibits Sterling’s commitment to growth and career advancement.

• Continuing the commitment to promoting the Company’s Culture through programs that build on our five key principals of collaborative communication, the Company encourages colleagues to participate in the Lean Six Sigma program. The Lean Six Sigma program promotes high achievement, accelerated growth and effectuates the increase of overall productivity. Along with providing these avenues for personal and professional growth, Linked-in on-line learning sessions are available to all colleagues.

• Focusing on the opportunities and challenges facing professional women, our Extraordinary Women of Sterling program was created to provide connections for personal and professional growth. The forum offers opportunities for career advice, mentoring and community involvement.

• To maintain a safe work environment for our colleagues, an Enterprise Safety Program has been implemented. Through monitoring and adjustment of our colleague environment, we can alleviate the number of job-related accidents and illnesses that may occur.

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CORPORATE SOCIAL RESPONSIBILITY

                     COMMITMENT TO SAFEGUARDING CLIENT DATA

• Sterling maintains a highly efficient and effective operations and risk management team to provide an in-depth level of protection necessary to ensure the safety of our clients and colleagues while continuing to achieve stockholder value.

• Knowledge is key to maintaining the risk management and cybersecurity program and staying ahead of new threats; therefore, Sterling has invested the time and effort into continued awareness through educational programs designed for clients and colleagues. Sterling believes it is important for all colleagues to have an understanding of the risks and regulations of security and cyber activities; therefore, it requires all colleagues to participate in on-going training programs throughout the year. Sterling is transparent on cyber activities and shares this information with clients by providing guidance through White Papers posted on the Bank’s website.

• Keeping ahead of the cyber environment requires tenacity and resilience. Our colleagues are continually looking for ways to provide clients with enhanced product offerings while updating our high level of cyber and information security controls to protect the Bank’s data, applications and networks. This level of information security provides protection to our clients’ accounts from unauthorized access and a superior level of client care and support.

                COMMITMENT TO THE COMMUNITIES IN WHICH WE SERVE

We measure success not only in financial terms, but also in our ongoing support of the communities in the markets we serve

• The Company’s affiliate organization, Sterling National Charitable Foundation (the “Foundation”), provides outreach to the population in these communities by supporting not-for-profit organizations

• During 2019, the Foundation supported those not-for-profit organizations that share our vision to empower individuals and families through education and by serving individuals in underserved communities by:

• Granting over $1.1 million in funding

• Supporting the work of 80 charitable organizations

• Focusing on education and community development programs

• The Foundation’s support of these organizations helps adults and families in low-income, underserved areas to focus on job growth.

• Organizations supported are located throughout Sterling’s financial center footprint in areas in the lower Hudson Valley, Bronx, Long Island and New Jersey.

• Our Board and Colleagues have volunteered their time with organizations that continue to make an impact on the lives of those communities in need.

• We have partnered with organizations such as Junior Achievement and Habitat for Humanity spending hundreds of volunteer hours assisting those in our local communities by teaching financial literacy in schools, providing job skills training and mentoring as well as helping build new homes for families.

• Each year brings new opportunities for our colleagues to continue to give back to the community through our service and support.

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CORPORATE SOCIAL RESPONSIBILITY

                COMMITMENT TO THE STRATEGY IN WHICH WE OPERATE

• Digital technology such as online and mobile banking has been incorporated into our product offerings to provide our clients with access to their accounts while protecting their assets through security and fraud prevention services.

• Commitment to our commercial clients through relationship approach banking with a single point of contact who is dedicated to your account. Our Relationship Managers are dedicated to the specialty services for which we provide to allow for a strong partnership with our clients.

• Sterling continues to view our operations and product offerings and reinvent the company to meet the growing needs of our customers and the demand of the environment for which we operate.

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COMPENSATION DISCUSSION & ANALYSIS

COMPENSATION DISCUSSION & ANALYSIS

Executive Summary

INTRODUCTION

This Compensation Discussion & Analysis (this “CD&A”) provides detail on the compensation programs for our Chief Executive Officer, Chief Financial Officer, and our other three most highly compensated executives (collectively, our “NEOs”) including the overall objectives of our compensation program, each element of compensation provided, and an explanation of the reasons for the compensation decisions we have made for these individuals with respect to 2019. Our NEOs for 2019 were:

JACK KOPNISKY

Age: 64

Chief Executive Officer

LUIS MASSIANI

Age: 43

Senior Executive Vice President and Chief Financial Officer (named President of Sterling National Bank in January 2020)

RODNEY WHITWELL

Age: 61

Senior Executive Vice President and Chief Administrative Officer

MICHAEL E. FINN

Age: 55

Senior Executive Vice President and Chief Risk Officer

THOMAS X. GEISEL

Age: 58

Senior Executive Vice President and President Corporate Banking

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COMPENSATION DISCUSSION & ANALYSIS

OUR STRATEGIC ACCOMPLISHMENTS

During 2019, we continued executing our strategy of building a high performing regional bank that focuses on serving middle market commercial clients and affluent consumers through a single point of contact, relationship-based model. Highlights of activities completed in 2019 include the following:

»

Strong Commercial Loan Growth in 2019. We continued to generate significant growth during the year ended December 31, 2019, as the Company’s commercial loan balances have increased $2.8 billion since December 31, 2018. Organic growth generated by our commercial banking teams was augmented by opportunistic loan portfolio acquisitions that included the equipment finance loan and lease portfolio and the asset based lending loan portfolio from Woodforest National Bank in February 2019 and the equipment finance loan and lease portfolio from Santander Bank in November 2019. These acquisitions supported our continued expansion into national markets and further diversified our loan portfolio.

»

Increase in Tangible Book Value and Earnings per Share. Tangible book value per common share continued to increase as a result of strong profitability, increasing by $1.31 to $13.09 at December 31, 2019 compared to $11.78 at December 31, 2018. Net income available to common stockholders for the year ended December 31, 2019 was $419.1 million or $2.03 per diluted share, compared to net income available to common stockholders of $439.3 million or $1.95 per diluted share for the year ended December 31, 2018. Adjusted net income available to common stockholders for the year ended December 31, 2019 was $426.9 million or $2.07 per diluted share compared to adjusted net income available to common stockholders of $449.6 million or $2.00 per diluted share for the year ended December 31, 2018.

»

Control over Operating Expenses. The Company has maintained strong controls over operating expenses. During 2019, the Company executed the consolidation of 24 financial centers, decreasing the total count of financial centers to 82 as of December 31, 2019. Efficiencies gained through these reductions have allowed us to maintain our annualized adjusted operating expenses at similar levels to the prior year, as operating expenses were $421.8 million for the year ended December 31, 2019, an increase of $63 thousand compared to the year ended December 31, 2018. Our adjusted operating efficiency ratio was 40.1% and 38.8% for the years ended December 31, 2019 and 2018, respectively.

»

Strategic Corporate Actions. During 2019, the Company completed the issuance of $275.0 million of subordinated notes that will be used for general corporate purposes including to redeem the senior notes maturing in June 2020 that were assumed in the Astoria merger.

»

Stock Repurchase Program. In 2019, the Company increased the amount of shares authorized to be repurchased under the Company’s existing repurchase program to 30.0 million shares. Throughout 2019, the Company repurchased a total of 19.3 million shares at a weighted average share price of $19.83, while maintaining a strong capital position to support organic growth and potential acquisitions. As of December 31, 2019, our Tangible Common Equity Ratio was 9.03%, Tier 1 Leverage Ratio was 9.55% and Total Risk-based Capital Ratio was 13.89%.

HIGHLIGHTS OF 2019 COMPENSATION PROGRAM AND ACTIONS

The Company’s executive compensation program is designed to align total compensation with performance while enabling us to attract, motivate and retain high quality executive management. Our compensation program, including the changes implemented during 2019, continued to focus on performance-based pay that reflects our achievements on an annual basis and our ability to deliver long-term value to our stockholders. We have a balanced approach to total compensation that includes a mix of base/fixed pay and variable/performance-based pay, cash and equity, and short- and long-term incentive compensation. The Compensation Committee regularly reviews the Company’s compensation programs to ensure they are consistent with safe and sound business practices, regulatory requirements, emerging industry trends and stockholder interests.

As a result of a study performed by Meridian Compensation Partners, LLC (“Meridian”), the Compensation Committee approved certain changes to base salary and short-term incentive targets, as well as long-term incentive targets for the CEO and other NEOs, to be effective in 2019. These changes provide a competitive pay structure that better aligns with the Company’s peer group following recent mergers and related integration and the growth of the Company while providing equity compensation for superior performance.

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COMPENSATION DISCUSSION & ANALYSIS

2019 TARGET PAY MIX

The charts below for Jack Kopnisky and our other NEOs illustrate the target compensation established for 2019, consisting of base salary, target annual incentive awards, and target 2019-2021 Long Term Incentive Plan (“LTIP”) awards consisting of performance shares and restricted stock awards. For 2019, our compensation targets and pay mix were the following:

The Compensation Committee continued to maintain the following best practices related to our compensation programs and practices related to our NEOs:

✓  Significant focus on performance-based pay

✓  Caps on incentive plan payouts to support appropriate risk management

✓  Stock ownership guidelines

✓  Majority (75%) of our long-term/equity incentives are based on future performance.

✓  No gross-up provisions on excise taxes paid in connection with a change in control in all employment agreements

✓  Clawback policy

✓  Limited perquisites

✓  Anti-hedging policy

✓  Pledging restriction policy

✓  One year holding period post-vesting for all restricted stock awards

✓  No payment of dividends on performance shares until vesting

✓  Independent compensation consultant

2019 SAY-ON-PAY VOTE

At the Company’s 2019 Annual Meeting, stockholders cast an advisory vote regarding the Company’s NEO compensation program, or the Say-on-Pay vote, with 97.8% of the votes cast on such proposal voted in favor of the Company’s executive compensation program. Given the significant level of support from the Company’s stockholders, the Compensation Committee and the Board believe that the Company is taking a measured, informed and responsible approach to NEO compensation which incorporates all of the Company’s objectives and policies set forth above including, but not limited to, a pay for performance culture that retains executives who perform strongly. The Board and the Compensation Committee considered this substantial affirmation as one of many factors in crafting a NEO compensation program that largely mirrors the stockholder approved approach and will continue to seek stockholder feedback on our NEO compensation programs.

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COMPENSATION DISCUSSION & ANALYSIS

Role of the Compensation Committee

The Compensation Committee consists of five (5) members of the Board, each of whom is independent. The Chair of the Compensation Committee reports on material committee actions at Board meetings.

The Compensation Committee reviews all elements of compensation for the Company’s NEOs, namely its CEO, CFO and the other three (3) most highly compensated executive officers. Elements of compensation are reviewed individually and in the aggregate, including a review of base salary, annual cash incentives, total cash compensation, long-term incentives and/or equity awards, total direct compensation, benefits and perquisites. In addition, the Compensation Committee reviews the interplay between pay and performance and considers all elements in the aggregate as part of an executive’s total compensation package, taking into account our corporate goals and objectives. The Compensation Committee reviews its philosophy and executive compensation practices annually.

The Compensation Committee’s major duties and responsibilities are the following:

✓  Review overall compensation, benefits and perquisites programs.

✓  Evaluate CEO and other executive officer performance.

✓  Review all aspects of the CEO’s pay program including approval of base salary, annual incentives, equity and benefits.

✓  Review all aspects of the pay programs of the executive officers who report to the CEO.

✓  Assess the risks in connection with the compensation program to ensure executives are not encouraged or rewarded for taking excessive risk.

✓  Award annual cash incentive payments to the NEOs in accordance with the terms of the Executive Officer Short-Term Incentive Plan.

✓  Review, evaluate and, if applicable, approve incentive, equity and executive benefit plans.

✓  Oversee the Company’s compliance with all regulations related to executive compensation.

✓  Review and approve all severance and termination arrangements for executive officers.

✓  Review and approve the CD&A.

✓  Review the overall compensation arrangements in connection with Volcker Rule incentive compensation considerations to confirm the Company is not incentivizing prohibited proprietary trading activities.

The Compensation Committee has the authority to delegate any of its responsibilities to one or more subcommittees consisting of one or more of its members, as the Committee deems appropriate in its sole discretion.

Role of Management

Although the Compensation Committee makes independent determinations on all matters related to compensation of the NEOs, certain members of management are requested to attend meetings and/or provide input to the Compensation Committee. Input may be sought from the CEO, Chief Human Resources Officer (“CHRO”), CFO, Chief Risk Officer (“CRO”), General Counsel (“GC”), Chief Administrative Officer (“CAO”) or others to ensure the Compensation Committee has the information and perspective it requires to carry out its duties.

In particular, the Compensation Committee will seek input from the CEO on matters relating to strategic objectives, Company performance goals and an annual business plan. In addition, the CEO provides to the Compensation Committee a self-assessment of his annual performance, as well as summaries of executive officer performance and recommendations relating to executive officer compensation, for its review at the end of each year. The CEO is not present when the Compensation Committee discusses his performance and compensation.

The CHRO assists the Compensation Committee on the design, administration and operation of the Company’s compensation programs. The CHRO may be requested, on the Compensation Committee’s behalf, to work with the Compensation Committee’s independent consultant to develop proposals for the Compensation Committee’s consideration. The Compensation Committee also receives updates from the Company’s CRO and CFO throughout the year as appropriate.

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COMPENSATION DISCUSSION & ANALYSIS

Although executives provide insight, suggestions and recommendations, only Compensation Committee members vote on decisions regarding executive compensation. The Compensation Committee regularly meets in executive session without management.

Role of the Compensation Consultant

The Compensation Committee has the authority to retain a compensation consultant to advise on executive compensation matters. The Compensation Committee also has access to outside legal counsel and other experts as needed. The compensation consultant and other experts serve at the request of the Compensation Committee, which has the power and authority to retain such experts and approve fees and retention terms.

During 2019, the Compensation Committee retained Meridian to serve as independent compensation consultant and to perform the following tasks, among others: conduct a review of the competitiveness and effectiveness of the Company’s executive compensation program relative to market practice, assist in the design of equity-based performance awards, assist with year-end decisions and provide ongoing advice and counsel, as requested. In the event that the Company desires to seek Meridian’s expertise for assistance with other issues not directly related to executive compensation, the Compensation Committee would first approve such activities.

In retaining Meridian, the Compensation Committee determined that, based on the information presented, Meridian was independent and that its engagement did not present any conflicts of interest. In making this determination, the Compensation Committee noted that (a) Meridian provided no other services to the Company other than compensation consulting; (b) no personal or business relationships exist between Meridian and members of the Board or executive officers; (c) Meridian and its consultants do not directly own any shares of the Company’s stock; and (d) Meridian maintains a written policy designed to avoid conflicts of interest that may arise. Meridian also determined that it was independent from the executive officers and confirmed this in a written statement delivered to the Chair of the Compensation Committee. Based on the above, the Compensation Committee reviewed and concluded that Meridian’s services comply with the standards adopted by the SEC and NYSE regarding compensation advisor independence and conflicts of interest.

The Compensation Committee evaluated options for engaging a new compensation consultant for the year starting on January 1, 2020. After an extensive search and a series of interviews, the Compensation Committee reviewed several candidates for the compensation consultant position based on their experience and qualifications and determined that Compensation Advisory Partners LLC will provide services as the compensation consultant for the Committee in 2020.

Executive Compensation Philosophy, Benchmarking and Components

Our executive compensation program is designed to align the interests of our executive officers with stockholders by rewarding performance in achievement of pre-established corporate financial goals, strong executive leadership and superior individual performance. By providing annual cash incentives, long-term equity compensation and conservative but competitive benefits, our goal is to attract, motivate and retain a qualified and talented team of executives who will help maximize the Company’s long-term financial performance, growth, profitability and stockholder value. We also ensure sound risk management by providing a balanced view of performance and long-term stockholder value.

The Company’s compensation program provides a significant portion of total compensation based on performance relative to short-term and long-term financial goals and encourages executives to maintain significant stock ownership in the Company. The Compensation Committee reviews at least annually the components of each NEO’s compensation package and targets at least 50% of the total compensation opportunity to be based on a combination of short-term and long-term performance. We accomplish these objectives through an integrated total compensation program. The Compensation Committee regularly assesses the components of the executive compensation program with advice from its compensation consultant. Periodically, the compensation consultant will conduct a benchmarking study utilizing a peer group of banks of similar asset size, as well as a number of industry survey sources. The purpose of this assessment is to provide market perspective to the Compensation Committee as it sets base salaries and incentive opportunities for the next year. The Compensation Committee believes that periodic monitoring of the Company’s programs and pay decisions, as well as that of its industry and peers, enables it to assess the effectiveness of pay decisions and ensure the executive compensation program meets desired objectives.

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COMPENSATION DISCUSSION & ANALYSIS

In October 2018, Meridian prepared an analysis of executive compensation, using the current (i.e. 2018) peer group, consisting of 19 banks and thrifts with median assets of $31.5 billion (as of June 30, 2018), positioning the Company at the 52nd percentile. The peer group excluded firms located on the West Coast of the United States, Hawaii, and Puerto Rico. This peer group was used for compensation decisions made in 2018 and 2019.

2018-2019 PEER GROUP
Associated Banc-Corp	BankUnited, Inc.	BOK Financial Corporation
Commerce Bancshares, Inc.	Cullen/Frost Bankers, Inc.	F.N.B. Corporation
First Citizens BancShares, Inc.	First Horizon National Corporation	Hancock Holding Company
Investors Bancorp	New York Community Bancorp	People’s United Financial, Inc.
Prosperity Bancshares, Inc.	Signature Bank	Synovus Financial Corp.
Texas Capital Bancshares, Inc.	Valley National Bancorp	Webster Financial Corporation
Wintrust Financial Corporation

In late 2019, Meridian was tasked with recommending an updated peer group to reflect the Company’s significant growth which includes the combination of several legacy companies. The 2020 peer group consists of 23 banks with a median asset size of $33.1 billion (as of June 31, 2019), positioning the Company in the 37th percentile rank. This new peer group includes banks in the United States, excluding banks located in Hawaii and Puerto Rico, as well as excluding thrifts and banks primarily providing consumer loans. The updated peer group will be referenced when making 2020 executive and director compensation decisions.

2020 PEER GROUP
Associated Banc-Corp	BankUnited, Inc.	BOK Financial Corporation
CIT Group	FNB Corporation	First Citizens BancShares, Inc
First Horizon National Corporation	Fulton Financial Corporation	Hancock Whitney Corporation
IBERIABANK Corporation	PAC West Bancorp	People’s United Financial, Inc.
Pinnacle Financial Partners, Inc.	Signature Bank	SVB Financial Group
Synovus Financial Corp.	Texas Capital Bancshares, Inc.	UMB Financial Corporation
Umpqua Holdings Corporation Inc. Western Alliance Bank Corporation	Valley National Bancorp Wintrust Financial Corporation	Webster Financial Corporation

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COMPENSATION DISCUSSION & ANALYSIS

Our total compensation program includes the following components:

Component	Objective/Purpose
Base Salary

• Provide competitive base compensation to recognize executives’ roles, responsibilities, contributions, experience, leadership and performance. Our salaries generally are targeted to be within the range of market median.

• Represent fixed compensation that is the basis for other compensation elements such as incentive pay.

• Sufficient to discourage inappropriate risk taking by executives.

• Actual salaries and increases reflect an executive’s performance, experience and pay level relative to internal and external salary relationships.

Annual Cash Incentive Awards

• Motivate and reward achievement of specific annual performance goals. We provide competitive compensation when performance goals are achieved and above or below median pay when performance is above or below performance, respectively.

• Align executives with the Company’s strategic plan and critical performance goals. Provide meaningful “pay-at-risk” that is earned each year based on performance. Actual awards vary based on performance.

• Encourage teamwork and collaboration across the Company.

Equity Compensation/ Long-term Incentives

• Target long-term incentive opportunities that are competitive with industry practice and norms. Such opportunities reward executives for long-term growth, profitability and creating stockholder value.

• Align executive and stockholder interests through stock awards which are tied to stock price appreciation.

• Ensure sound risk management by providing a balanced view of performance and long-term stockholder value.

• Grant restricted stock to help ensure executives have an ownership/equity interest.

• Grant performance shares to focus executives on performance over multi-year periods.

Benefits and Perquisites	• Provide insurance and retirement security benefits. • Provide limited perquisites to be competitive with industry practice and enable the Company to attract, motivate and retain qualified talent.
Employment Agreements and Severance/Change in Control Benefits	• Be competitive with industry practice. • Protect the executive and the Company in the event of termination. • Retain executives in the event of a change in control.

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COMPENSATION DISCUSSION & ANALYSIS

Executive Compensation Program and Pay Decisions

Consistent with past years, the Company’s total compensation program for 2019 consisted of four (4) main components: base salary, annual cash incentive compensation, long-term incentives/equity compensation and benefits. This section summarizes the programs and our pay decisions for 2019.

BASE SALARY

The Compensation Committee considered the competitive analysis provided by the independent consultant in 2018 and recommended the following changes to the base salary effective January 1, 2019. The 2019 salary increases were made in recognition of the growth in the size of the organization. Following the Astoria Merger, we took a measured approach to base salary with the intention of providing consistent salary increases over a period of several years. Mr. Finn received an increase in base salary effective October 1, 2018 and, therefore, did not receive an increase in 2019.

Name / Positions	2018 Annualized Base Salary	Increase over 2018 Base Salary	2019 Annualized Base Salary	Percentage Increase
Jack Kopnisky, President and CEO	$850,000	$100,000	$950,000	11.76%
Luis Massiani, SEVP & CFO	550,000	50,000	600,000	9.09%
Rodney Whitwell, SEVP & CAO	425,000	50,000	475,000	11.76%
Michael E. Finn, SEVP & CRO	500,000	0	500,000	0%
Thomas X. Geisel, SEVP & President Corporate Banking	450,000	25,000	475,000	5.56%

ANNUAL CASH INCENTIVE COMPENSATION

An important element of our performance-based pay program under the Amended and Restated 2015 Omnibus Equity and Incentive Plan (“2015 Omnibus Plan”) is our Executive Officer Short-Term Incentive Plan (the “STI Plan”), which includes the participation of officers with the title of Senior Vice President and above. In February 2020, the Compensation Committee awarded annual cash incentive compensation to the NEOs pursuant to the STI Plan based on certain performance goals following the completion of the twelve (12) month performance period ended December 31, 2019.

PERFORMANCE MEASURES

Under the 2015 Omnibus Plan, performance measures are established by the Compensation Committee on an annual basis and are tied specifically to the Company’s strategic plan and financial performance. In setting the NEOs’ awards, the Compensation Committee considered a combination of corporate (for 2019, diluted earnings per share available to common stockholders, as adjusted (“EPS”) and, return on average tangible assets, as adjusted (“ROATA”)), business unit and individual performance factors. These factors included a review of the Company’s overall performance relative to its 2019 strategic plan, the individual achievements of each NEO relative to annual goals and the NEO’s overall contribution to the Company. The weights of these factors are summarized in the following table:

	Annual Cash Incentive Weighting of Performance Goals
NEO	Corporate	Business Unit	Individual
CEO	70%	0%	30%
Other NEOs	70%	15%	15%

Each executive, except for our CEO, had business unit performance objectives specific to his role. For example, segment executives may have specific loan and deposit target goals while operational manager performance is measured mainly through efficiency and productivity metrics. Individual performance objectives focused on the contribution of the NEO to the successful execution of the Company’s strategic plan in 2019.

The table below outlines the corporate metrics, targets and relative weightings established by the Compensation Committee for the NEOs for the year ended December 31, 2019:

Metric	Weighting	Threshold	Target	Stretch
EPS	50%	$1.94	$2.16	$2.37
ROATA	50%	1.35%	1.50%	1.64%

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COMPENSATION DISCUSSION & ANALYSIS

Performance was assessed after the end of the performance period against the performance objectives. Cash incentive payments based on the Company’s financial performance were made only if one or more financial metrics met or exceeded the thresholds established by the Compensation Committee.

TARGET ANNUAL INCENTIVE OPPORTUNITIES

The STI Plan provides annual cash-based incentive opportunities (defined as a percentage of base salary) established by the Compensation Committee for each position based on role, responsibilities and market practice. Potential awards range from 50% of target for threshold performance to a cap of 150% of target for maximum performance. The 2019 annual incentive targets and ranges were the following:

	Annual Cash Incentive as a % of Base Salary

Name/Title	Below Threshold	Threshold (50%)	Target (100%)	Maximum (150%)
Jack Kopnisky, President & CEO	$0	$475,000	$950,000	$1,425,000
Luis Massiani, SEVP & CFO	0	300,000	600,000	900,000
Rodney Whitwell, SEVP & CAO	0	166,250	332,500	498,750
Michael E. Finn, SEVP & CRO	0	175,000	350,000	525,000
Thomas X. Geisel, SEVP & President Corporate Banking	0	190,000	380,000	570,000

For each NEO, the target incentive value was based on base salary earnings for 2019 as follows:

	Annual Incentive Target 2019

Name/Title	Eligible Base Salary Earnings	Target % of Base	Target $ Value
Jack Kopnisky, President & CEO	$950,000	100%	$950,000
Luis Massiani, SEVP & CFO	600,000	100%	600,000
Rodney Whitwell, SEVP & CAO	475,000	70%	332,500
Michael E. Finn, SEVP & CRO	500,000	70%	350,000
Thomas X. Geisel, SEVP & President Corporate Banking	475,000	80%	380,000

2019 STI PLAN PAYOUTS—CORPORATE PERFORMANCE ASSESSMENT

At the end of the year, the Compensation Committee determined a payout percentage based on the Company’s financial performance, combined with an assessment of individual and business unit performance of the NEO. Based on how the Company performed against its goals for both adjusted EPS and adjusted ROATA, in addition to taking into consideration the Compensation Committee’s discretionary assessment of the execution of the 2019 strategic plan, the Compensation Committee set the corporate component at 100% of target for Messrs. Kopnisky, Massiani, Whitwell, Finn and Geisel (See attached Annex A to this proxy statement for a reconciliation of the “As Adjusted” results shown in the table below to our GAAP results found in our 2019 Annual Report for purposes of Regulation G adopted by the SEC).

	Performance Goals			As Adjusted
Measure	Threshold	Target	Stretch
EPS	$1.94	$2.16	$2.37	$2.07
ROATA	1.35%	1.50%	1.64%	1.50%

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COMPENSATION DISCUSSION & ANALYSIS

2019 STI PLAN PAYOUTS—BUSINESS UNIT AND INDIVIDUAL PERFORMANCE ASSESSMENT

The Company had strong performance in 2019 generating substantial growth in adjusted earnings per share and tangible book value per common share which was a result of organic growth generated by our commercial banking teams and financial centers and various strategic actions. In determining compensation levels, the Compensation Committee reviews the CEO’s performance from a corporate and individual perspective. Below are the primary factors considered by the Compensation Committee when determining the payout for the CEO:

Mr. Kopnisky Chief Executive Officer

Mr. Kopnisky was evaluated by the Compensation Committee based on the overall performance of the Company, which included its accomplishment of strategic plans, total stockholder returns and financial results for the Company for 2019. Under Mr. Kopnisky’s leadership, the Company generated record profitability, executed on its balance sheet transition strategy, acquired new commercial loan portfolios and returned substantial capital to stockholders through our expanded stock repurchase program.

For our executive officers, other than our CEO, the Compensation Committee reviews each executive’s performance relative to corporate, business unit and individual considerations. Below are the primary factors considered by the Compensation Committee when determining payouts for each other NEO:

Mr. Massiani Chief Financial Officer

Mr. Massiani exhibited strong leadership as CFO of the Company in 2019, enabling the Company to meet or exceed its growth targets and achieve strong operating results. Mr. Massiani effectively executed the sale of $1.4 billion of residential mortgage loans, and led the acquisitions of the Woodforest and Santander commercial loan portfolios. These transactions accelerated the Company’s balance sheet transition strategy, enhanced our net interest margin, improved our efficiency ratio and increased our operating leverage. Mr. Massiani also lead the Company through a successful issuance of $275.0 million of Tier 2 regulatory capital qualifying subordinated notes.

Mr. Whitwell Chief Administrative Officer

Mr. Whitwell’s efforts in 2019 included leading our strategy and investments in technology, which included a significant expansion of our digital and on-line distribution channels and capabilities. Through partnerships with various technology providers, the Company successfully migrated a substantial portion of its technology operations to a cloud-based technology infrastructure, deployed robotics and automation technologies to streamline bank operations and enhanced digital banking applications. As the Company becomes more digitally driven, these initiatives will assist in providing an innovative experience for both clients and colleagues.

Mr. Finn Chief Risk Officer

In 2019, Mr. Finn continued to maintain and further enhance an effective enterprise risk management platform within the Company. Mr. Finn is responsible for overseeing all risk management functions of the Company, including Credit Risk, Compliance, BSA/AML, Internal Audit and manages the Company’s regulatory relationships. Mr. Finn has developed a strong risk leadership team and a robust risk management platform that has consistently evolved to effectively support the growth and increasing complexity of the Company. The Company maintains strong regulatory examination results.

Mr. Geisel President Corporate Banking

Mr. Geisel oversees all of the corporate banking functions of the Company, including portfolio management, underwriting, our commercial banking teams and specialty lending businesses. In 2019, the corporate bank generated growth of $2.8 billion or 18% in commercial loans, $314 million or 3.4% in commercial deposits, and $17 million or 26% in non-interest income growth. Mr. Geisel was a key driver of the Woodforest National Bank’s equipment finance and asset based lending businesses acquisition and Santander Bank’s middle market equipment finance loan portfolio acquisition. He also led the successful launch of the Company’s Innovation Finance business.

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COMPENSATION DISCUSSION & ANALYSIS

FINAL STI PLAN PAYOUTS – 2019

Based on both the above performance measures and the Compensation Committee’s assessment of strategic business unit and individual performance, the 2019 cash incentive payments were awarded as follows relative to the 2019 target value:

Name/Title	2019 Target Value	2019 Cash Incentive Payment
Jack Kopnisky, President & CEO	$950,000	$975,000
Luis Massiani, SEVP & CFO	600,000	550,000
Rodney Whitwell, SEVP & CAO	332,500	300,000
Michael E. Finn, SEVP & CRO	350,000	350,000
Thomas X. Geisel, SEVP & President Corporate Banking	380,000	400,000

EQUITY COMPENSATION/LONG-TERM INCENTIVES

Another key element of executive compensation is the Company’s long-term incentive plan, which provides equity-based compensation that supports our goals to provide performance-based compensation that is aligned with our stockholders’ interests and serves as a long-term retention tool for high performing executives. Shares granted as part of the long-term incentive plan are issued from the 2015 Omnibus Plan.

The Compensation Committee believes the long-term incentive program reinforces our strong focus on pay for performance and aligns our executives with stockholder interests. Beginning with grants made in 2019, the Company’s annual long-term incentive program targets 75% of an award in performance shares while 25% of the award consists of time-vested stock.

PERFORMANCE SHARES (75% OF TARGET AWARD)

•	Rewards future performance and aligns executive’s interests with shareholders.

•	Performance shares vest based on adjusted 3-year adjusted ROATA and 3-year adjusted EPS growth compared to the KBW Regional Bank Index.

•

Performance above and below the median will be interpolated and range from 50% of the target for achieving the 35th percentile performance relative to the index and a stretch award of 150% of target for achieving 75th percentile or greater relative to the index.

•

In addition, in order to be eligible to earn an award, two (2) performance hurdles must be achieved (adjusted EPS must be a minimum of $1.75 per share and adjusted ROATA must be a minimum of 1.30% at the end of the performance period).

RESTRICTED STOCK (25% OF TARGET AWARD)

•

Granted based on the Compensation Committee’s consideration of Company and individual performance for the prior year (i.e., for the 2019 grants, considered performance for 2018); helps support retention and ownership goals.

•	Vests ratably over a three (3)-year period and is granted based on a holistic assessment of Company, individual performance and qualitative factors as determined by the Compensation Committee.

•	One (1)-year hold period upon vesting.

2019 LONG-TERM INCENTIVE GRANTS

The Compensation Committee approved the 2019 equity grants summarized below. Performance shares were granted at target as vesting depends on performance for the three year period ending December 31, 2021. Restricted stock grants were awarded at 125% of target to reflect the Compensation Committee’s consideration of Company and individual performance for the prior year (i.e., 2018).

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COMPENSATION DISCUSSION & ANALYSIS

In consideration of the significant growth of the Company due to the Astoria Merger in 2017, it was determined that awarding pay increases over several years was the best approach for our Company. Equity targets were intentionally set at conservative levels post-merger to allow executives to demonstrate a successful completion of the merger transaction through the delivery of strong performance results as a combined company. Due to this conservative approach, total compensation levels were intentionally positioned below the market median during the transitional period.

The Company generated strong operating in results in 2018, which included the successful integration of the Astoria Merger, strong organic growth, and the acquisition of Advantage Funding in April 2018. As a result, an enhanced incremental grant was proposed in 2019 to assist in the retention of key senior executives and to continue emphasizing the alignment of executive compensation with long-term stockholder value and growth. To ensure this enhanced grant was tied to performance, the Compensation Committee increased the portion of long-term incentives delivered in performance shares to 75% (from 60%) and decreased the portion delivered in time-based restricted stock to 25% (from 40%). The 2019 grants positioned total direct compensation above the market median, commensurate with the superior operating and profitability performance of the Company in 2018. Based on the multi-year approach to pay, target total direct compensation for our NEOs was, on average, positioned at the market median over this period.

We delivered a significant portion of each NEO’s 2019 compensation in equity awards with multi-year vesting periods to link the value that executives realize from compensation awards to long-term shareholder value. The 2019 equity award values shown in the table below are based on the fair value on the date of grant. The actual value that our executives realize from these awards will depend on our stock price at the time of vesting and the performance outcomes of the performance shares, which represent 75% of the total long term incentive grant. Our compensation program is designed so that the short-term and long-term interests of our NEOs and stockholders are closely aligned.

For more information on the assumptions used in determining the fair value of these awards, refer to the “Grants of Plan-Based Awards in 2019” table included herein on page 51.

NEO	Restricted Stock(1)	Performance Shares(2)	Total
Jack Kopnisky	$1,372,981	$3,727,050	$5,100,031
Luis Massiani	598,048	1,652,355	2,250,403
Rodney Whitwell	382,549	1,067,479	1,450,029
Michael E. Finn	383,609	1,066,419	1,450,029
Thomas X. Geisel	397,252	1,102,774	1,500,026

(1)	Restricted Stock Awards: Fair value is based on the Company’s closing stock price on the date of the grant.
(2)	Performance Awards: Fair value is based on the aggregate grant date fair value calculated in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718.

VESTING OF FISCAL 2017-2019 PERFORMANCE SHARE AWARDS

Our annual long-term incentive program rewards performance using both relative adjusted ROATA and relative adjusted EPS growth over a three-year cycle. Each year begins a new three-year performance cycle, and the performance measures and payout range are established at the beginning of the cycle. The payout for such performance awards can range from 0% to 150% of target based 50% on the Company’s adjusted ROATA ranking relative to the KBW Regional Bank Index and 50% on the Company’s adjusted EPS growth ranking relative to the KBW Regional Bank Index. For both the measurement of adjusted ROATA and adjusted EPS growth, the three-year average of each is measured against the three-year index averages.

Measure	Percentile Rank	Payout (% of Target)
Relative Adjusted EPS Growth	87.5%	150.0%
Relative Adjusted ROATA	75.0%	150.0%
FINAL PAYOUT		150.0%

For purposes of calculating relative adjusted ROATA and adjusted EPS growth, the Compensation Consultant utilizes data available on S&P Capital IQ to access the data for individual companies that are included in the KBW Regional Bank Index. This allows the Compensation Committee to measure the Company’s performance relative to the index in a comparable basis.

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COMPENSATION DISCUSSION & ANALYSIS

The final payout of 150% of target resulted in the following shares vesting under the fiscal 2017 performance awards for our NEOs:

Long Term Equity Plan Payout for the Fiscal 2017-2019 Performance Share Awards

	Shares Granted February 2017	Shares Vesting Based on Fiscal 2017-2019 Performance (at 150.0% of Target)
Jack Kopnisky	29,630	44,445
Luis Massiani	9,259	13,888
Rodney Whitwell	6,019	9,028
Michael E. Finn	4,321	6,481
Thomas X. Geisel	5,247	7,870

BENEFITS

The Company sponsors a variety of benefit plans for all employees. These benefits include a tax-qualified 401(k) Plan (the “Sterling 401(k) Plan”), a tax qualified defined benefit pension plan, life insurance, and other health and welfare benefits.

The Company also provides certain executive benefits and perquisites that are designed to provide benefits to executives to address tax code limitations. The Company’s policy on benefits has been to provide benefits consistent with market practice.

Benefits and perquisites provided for executives include:

•

Supplemental Retirement Benefits—The Company provides the CEO with non-qualified supplemental retirement benefits pursuant to the Company’s SERP described below in “Non-Qualified Deferred Compensation for NEOs” to make up for benefits that would otherwise be provided under the Sterling 401(k) Plan if specified annual tax code compensation limitations did not apply. No contributions were made into the plan during 2019.

•	Insurance—The Company provides the CEO with supplemental long-term disability insurance, long-term care insurance and life insurance.

•

Perquisites—The Company does not provide significant perquisites or personal benefits to its executives. In addition, the Company has eliminated vehicles that had previously served as modest perquisites.

Other Matters

IMPACT OF ACCOUNTING AND TAX ON THE FORM OF COMPENSATION

The Compensation Committee takes into account the various tax and accounting implications of compensation and benefit vehicles utilized by the Company.

•	The Company expenses all restricted stock awards and stock option grants in accordance with the FASB Accounting Standards Codification Topic 718—Compensation—Stock Compensation.

•

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits the Company’s tax deduction to $1 million for individual compensation paid in any taxable year to each of our CEO, our CFO, any employee who is one of the three (3) most highly compensated executive officers for the tax year, and any employee (current or former) who was a Code Section 162(m) covered employee for any preceding tax year beginning on and after January 1, 2017 (“Covered Employees”). Since the enactment of the Tax Cuts and Jobs Act of 2017 (“TCJA”), this $1 million per Covered Employee deduction limitation did not apply to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and regulations promulgated thereunder, that is paid pursuant to written binding contracts in effect on November 2, 2017, that are not materially modified on or after November 2, 2017 (“Grandfathered 162(m) Awards”). None of the Covered Employees have Grandfathered 162(m) Awards. As a result, a deduction for any compensation paid to a Covered Employee in excess of $1 million for a taxable year will not be deductible by the Company. The Compensation Committee retains discretion to award compensation that it determines to be consistent with the goals of our executive compensation program even if such compensation is not tax deductible by the Company.

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COMPENSATION DISCUSSION & ANALYSIS

ADJUSTMENT OR RECOVERY OF AWARDS

Under Section 304 of the Sarbanes-Oxley Act of 2002, if the Company is required to restate its financial statements due to material non-compliance with any financial reporting requirements based upon a judicial determination of misconduct, the CEO and the CFO must reimburse the Company for:

•	Any bonus or other incentive-based or equity-based compensation received during the twelve (12) months following the first public issuance of the non-complying document; and

•	Any profits realized from the sale of Company securities during the twelve (12) month period.

The Company also maintains a clawback policy which provides that, in the event that the Company is required to prepare an accounting restatement, each executive officer shall reimburse the Company for part of or the entire incentive award made to such executive officer on the basis of having met or exceeded specific targets for the performance periods subject to the restatement. For purposes of this policy, (i) the term “incentive awards” means awards under the Company’s 2015 Omnibus Plan and equity awards, the amount of which is determined in whole or in part upon specific performance targets relating to the financial results of the Company; and (ii) the term “executive officer” means any individual who is a current or former officer of the Bank within the meaning of Section 16(a) of the Exchange Act and Rule 16a-1(f). The Company may seek to reclaim incentive awards within a three (3)-year period of the incentive payout.

CONSIDERATION OF PRIOR AMOUNTS REALIZED

In furtherance of the Company’s strategy of emphasizing rewards for future superior performance, prior compensation outcomes, including stock compensation gains, are generally not considered in setting future compensation levels.

STOCK OWNERSHIP GUIDELINES

The Nominating and Corporate Governance Committee has concluded that NEOs and Board members should own a significant amount of the Company’s stock. Any person nominated, appointed or elected to the Board, in order to qualify as such, must own and thereafter continue to hold, at least 500 shares of the Company’s common stock from the time of first appointment or election to the Board. Nominees will have a period of up to six months to acquire this stock. In addition, the following individuals must own the number of shares stated below:

STOCK OWNERSHIP GUIDELINES

	Lesser of
Position	Multiple of Salary/ Retainer	# of Shares
CEO	6x Base Salary	300,000
Other NEOs	2x Base Salary	40,000
Directors	5x Board Retainer	20,000

The period to achieve compliance is five (5) years from the day of first appointment to the Board or NEO position, unless approved otherwise by the Nominating and Corporate Governance Committee, which monitors ownership levels and compliance on an annual basis. Below is a summary of shares that qualify for the ownership requirements described above (unexercised stock options are excluded):

•

Beneficially owned shares that the individual owns or over which he or she has voting power, including the power to vote (including restricted shares), or can direct the voting and/or investment power, including the power to dispose or to direct the disposition.

•	Shares owned by an individual in the Company’s benefit plans (e.g., the Sterling 401(k) Plan).

•	Shares held by an investor in the Company for which a Board member serves as a designee.

NEOs and Board members are expected to hold 75% of any net shares received through compensatory equity based grants until the ownership guidelines are achieved. Once a NEO or Board member achieves the ownership requirement, he or she is no longer restricted by this holding requirement; provided his or her total stock ownership level does not fall below the ownership guidelines. As of April 3, 2020, each of our NEOs and Board members met the applicable stock ownership guidelines.

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COMPENSATION DISCUSSION & ANALYSIS

ANTI-HEDGING AND PLEDGING RESTRICTION POLICY

The Company discourages the practices of hedging and/or pledging of Company common stock by directors, officers including NEOs and other executive officers and other employees, and has policies relating to such practices. Pursuant to the Company’s Code of Ethics and Insider Trading Policy, directors, officers, including NEOs and other executive officers, and other employees of the Company and their designees, are prohibited from engaging in any speculative trading or hedging transactions (which include short sale transactions, purchases of Company common stock on margin, and buying or selling any puts, calls or other options that have the effect of reducing the economic exposure to the shares of common stock).

In addition, directors and officers, including NEOs and other executive officers, are prohibited from pledging Company securities as collateral for margin purchases or a loan. However, the Nominating and Corporate Governance Committee may make any exception for this pledging limitation if good cause is shown. An example would include shares pledged to secure loans grandfathered by merger of the Company with another financial institution.

EMPLOYMENT ARRANGEMENTS

The Company and the Bank have entered into employment arrangements with all NEOs. On April 3, 2019, the Company entered into amended and restated employment agreements with all of the executive officers, effective as of January 1, 2019, including Messrs. Kopnisky, Massiani, Whitwell, Finn and Geisel. Such employment arrangements do not contain evergreen provisions nor Code Section 280G and 4999 golden parachute tax gross-up provisions. Additionally, we do not provide for the acceleration of vesting of stock options or restricted shares as a single trigger provision for potential payments upon a change in control. For a discussion of employment terms, see “Employment-Related Agreements and Potential Payments Upon Termination or Change in Control.”

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COMPENSATION DISCUSSION & ANALYSIS

COMPENSATION COMMITTEE REPORT

The Compensation Committee evaluates and establishes compensation for executive officers, including the NEOs. Although management has the primary responsibility for the Company’s financial statements and reporting process, including the disclosure of the CD&A, the Compensation Committee has reviewed and discussed the CD&A with management and is satisfied it represents the philosophy, intent, and actions of the Compensation Committee with regard to executive compensation. Based on this review and discussion with management, we recommend to the Board that the CD&A be included in this Proxy Statement for filing with the SEC.

Patricia Nazemetz, Committee Chair

John Cahill

Maureen Mitchell

Richard O’Toole

Ralph F. Palleschi

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is, or has been during the last completed year, an officer or employee of the Company or an officer or employee of any Company subsidiary. During 2019, none of our executive officers served on the Compensation Committee (or equivalent), or the Board of another entity whose executive officer(s) served on the Compensation Committee or Board of the Company.

COMPENSATION PRACTICE AND RISK

The Compensation Committee considers annually, in establishing and reviewing the executive compensation program, whether the program encourages unnecessary or excessive risk taking. The goal of the Compensation Committee is to establish a compensation program designed to encourage prudent risk management and discourage inappropriate risk-taking by granting a diverse portfolio of compensation to the NEOs and other executive officers that is expected to reward the creation of stockholder value over time. To help achieve this goal, the Compensation Committee considers the risk profile of the primary compensation elements. The Compensation Committee believes that because the base salaries of the NEOs and other executive officers are fixed in amount they do not encourage inappropriate risk-taking. In addition, a significant proportion of compensation provided to the NEOs and other executive officers is in the form of equity awards that have performance and retention features that extend over a period of years. The Compensation Committee believes that these awards do not encourage unnecessary or excessive risk-taking because the ultimate value of the awards is tied to our stock price and other stockholder friendly measures (i.e., ROATA or EPS growth) and are subject to long-term vesting schedules to help ensure that the NEOs and other executive officers have significant value tied to long-term stock price performance. In particular, all equity compensation is either based on performance over a three (3)-year period or does not fully time vest for at least a three (3)-year period, which encourages the NEOs and other executive officers to focus on long-term performance in addition to annual results, further reducing risk-taking that is likely to produce only short-term benefits and allowing sufficient time for risk outcomes to emerge. Our executives are also subject to share ownership guidelines which further support a long-term view of performance.

In addition, awards under the STI Plan, the Company’s former 2014 Stock Incentive Plan (the “2014 SI Plan”) (which still has awards outstanding even though no new awards are made under this plan) and the 2015 Omnibus Plan are subject to clawback based on certain factors. See “Adjustment or Recovery of Awards” above. Such factors include the outcomes of our risk scorecard. The risk scorecard provides a formal structure to enable the Compensation Committee to systematically assess whether or not to adjust incentive compensation of our NEOs and executive officers in light of negative risk outcomes.

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COMPENSATION DISCUSSION & ANALYSIS

Executive Compensation

The following table summarizes the compensation paid to our NEOs for fiscal years ended December 31, 2019, 2018 and 2017.

SUMMARY COMPENSATION TABLE

Name and Principal Positions (a)	Period (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)(3)(4)	Non-Equity Incentive Plan Compensation ($) (g)(1)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)(2)	Total ($) (j)(4)
Jack Kopnisky, President and CEO	2019	$950,000	$—	$5,100,031	$975,000	$14,809	$117,556	$7,157,396
	2018	850,000	—	2,243,986	950,000	—	241,008	4,284,994
	2017	800,000	—	1,320,000	1,200,000	9,921	42,354	3,372,275
Luis Massiani, Chief Financial Officer	2019	600,000	—	2,250,403	550,000	—	44,846	3,445,249
	2018	550,000	—	726,000	450,000	—	81,172	1,807,172
	2017	493,750	—	412,493	555,469	—	13,292	1,475,004
Rodney Whitwell, Chief Administrative Officer	2019	475,000	—	1,450,029	300,000	—	32,456	2,257,485
	2018	425,000	—	407,980	300,000	—	25,475	1,158,455
	2017	400,000	—	243,753	390,000	—	12,039	1,045,792
Michael E. Finn, Chief Risk Officer	2019	500,000	—	1,450,029	350,000	—	24,106	2,324,135
	2018	442,308	—	407,980	300,000	—	16,591	1,166,879
	2017	381,250	—	175,009	371,719	—	11,968	927,978
Thomas X. Geisel, President Corporate Banking(5)	2019	475,000	—	1,500,026	400,000	—	30,085	2,405,112
	2018	450,000	—	377,978	300,000	—	16,738	1,144,716

(1)

Annual incentive awards were based on performance for 2019 and paid in February 2020. Potential threshold, target and maximum payouts for these awards are found below in the table “Grants of Plan-Based Awards in 2019.”

(2)	Details of the amounts reported in the “All Other Compensation” column for 2019 are provided in the table below.

ALL OTHER COMPENSATION FOR FISCAL YEAR 2019

Name (a)	401(k) Plan ($) (b)	Contribution on Employee Life and LTD Insurance Benefits ($) (c)	Disability Insurance ($) (d)	Long- term Care ($) (e)	Dividends on Unvested Restricted Stock ($) (f)	Perquisites ($) (g)	Total ($) (h)
Jack Kopnisky	$15,404	$2,212	$9,271	$2,366	$87,854	$—	$117,556
Luis Massiani	15,808	269	—	—	28,777	—	44,846
Rodney Whitwell	12,600	269	—	—	19,588	—	32,456
Michael E. Finn	8,154	269	—	—	15,684	—	24,106
Thomas X. Geisel	12,600	269	—	—	17,217	—	30,085

Column Notes:

(b)	Represents the Company’s contributions to the Sterling 401(k) plan for the NEOs.

(3)	For information on the 2019 long-term incentive grants, please refer to page 44

(4)

Amounts shown represent the aggregate grant date fair value of both restricted stock and performance share awards calculated in accordance with FASB ASC Topic 718. The fair value of performance shares is calculated based upon the probable performance under the awards’ goals, which was target performance achievement. For more information on the assumptions used in determining the fair value of these awards, see note 13 to the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 28, 2020. Additionally, the closing price per share in year 2019 used to calculate the value of restricted stock awards, as well as the grant date fair value amounts of each individual 2019 stock award is found below in the table “Grants of Plan-Based Awards in 2019.”

(5)	Mr. Geisel become a NEO effective 2018 and therefore his 2017 compensation information is not presented.

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COMPENSATION DISCUSSION & ANALYSIS

GRANTS OF PLAN-BASED AWARDS IN 2019

The following table sets forth information with respect to our NEOs concerning the grant of plan-based awards during 2019.

GRANTS OF PLAN-BASED AWARDS

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)(3)		Grant Date Fair Value of Stock and Option Awards ($) (l)(4)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Jack Kopnisky	—	$475,000	$950,000	$1,425,000	—	—	—	—		$—
	2/6/19	—	—	—	—	—	—	69,943	(5)	1,372,981
	2/6/19	—	—	—	94,933	189,865	284,798	—		3,727,050
Luis Massiani	—	300,000	600,000	900,000	—	—	—	—		—
	2/6/19	—	—	—	—	—	—	30,466	(5)	598,048
	2/6/19	—	—	—	42,088	84,175	126,263	—		1,652,355
Rodney Whitwell	—	166,250	332,500	498,750	—	—	—	—		—
	2/6/19	—	—	—	—	—	—	19,488	(5)	382,549
	2/6/19	—	—	—	27,190	54,380	81,570	—		1,067,479
Michael E. Finn	—	175,000	350,000	525,000	—	—	—	—		—
	2/6/19	—	—	—	—	—	—	19,542	(5)	383,609
	2/6/19	—	—	—	27,163	54,326	81,489	—		1,066,419
Thomas X. Geisel	—	190,000	380,000	570,000	—	—	—	—		—
	2/6/19	—	—	—	—	—	—	20,237	(5)	397,252
	2/6/19	—	—	—	28,089	56,178	84,267	—		1,102,774

(1)	Represents potential annual cash incentive amounts payable pursuant to the STI Plan.
(2)	Represents the number of performance shares that may vest if performance goals are achieved over a three (3)-year period.
(3)	Represents the number of restricted stock awards granted.
(4)	Fair value of restricted stock and performance awards is based on the Company’s closing stock price on the date of the grant. Fair value of performance awards assumes vesting at target.
(5)	This restricted stock award vests annually in three (3) equal installments beginning on February 6, 2020. The closing price of the Company’s common stock on the date of grant was $19.63.

EXECUTIVE OFFICER INCENTIVE PLAN

Please see the CD&A section titled “Annual Cash Incentive Compensation” for a description of the performance conditions and other material terms of the 2015 Omnibus Plan.

2015 OMNIBUS PLAN

The Company’s stockholders approved the 2015 Omnibus Plan on May 29, 2019. The 2015 Omnibus Plan replaced the 2014 SI Plan, and has a total of 7,000,000 shares of common stock of which 2,272,300 shares remain available for grant. The Company’s 2015 Omnibus Plan is a stockholder-approved plan that permits the grant of equity awards to its employees. The Company no longer makes awards under the 2014 SI Plan. Under the 2015 Omnibus Plan, options have up to a ten (10)-year term and may be either non-qualified stock options or incentive stock options. Each option entitles the holder to purchase one (1) share of common stock at an exercise price equal to the fair market value of the stock on the grant date. Under the 2015 Omnibus Plan, all of the terms relating to acceleration of award vesting when an employee retires will be set forth in the applicable award agreement. For a further description of the equity awards issued to our NEOs, please see the CD&A section titled “Equity Compensation/Long-Term Incentives.”

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COMPENSATION DISCUSSION & ANALYSIS

STOCK AWARDS AND STOCK OPTION GRANTS OUTSTANDING

The following tables set forth information regarding stock awards and stock options outstanding as of the 2019 year end.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2019

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)(1)	Number of Shares or Units of Stock that have not Vested (#) (g)(2)		Market Value of Shares or Units of Stock that have not Vested ($) (h)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested (#) (i)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($) (j)(5)
Name (a)	Exercisable (#) (b)	Unexercisable (#) (c)
Jack Kopnisky	54,435	—	—	$11.36	10/24/2023	—		—	—	—
	—	—	—	—	—	8,231	(6)	$173,509	29,630	$624,600
	—	—	—	—	—	31,762	(7)	669,543	47,643	1,004,314
	—	—	—	—	—	69,943	(8)	1,474,398	189,865	4,002,354
Luis Massiani	25,000	—	—	9.28	12/5/2022	—		—	—	—
	21,169	—	—	11.36	10/24/2023	—		—	—	—
	—	—	—	—	—	2,572	(6)	54,218	9,259	195,180
	—	—	—	—	—	10,276	(7)	216,618	15,414	324,927
	—	—	—	—	—	30,446	(8)	641,802	84,175	1,774,409
Rodney Whitwell	—	—	—	—	—	—		—	—	—
	—	—	—	—	—	1,338	(6)	28,205	6,019	126,881
	—	—	—	—	—	5,775	(7)	121,737	8,662	182,595
	—	—	—	—	—	19,488	(8)	410,807	54,380	1,146,330
Michael E. Finn	—	—	—	—	—	—		—	—	—
	—	—	—	—	—	960	(6)	20,237	4,321	91,087
	—	—	—	—	—	5,775	(7)	121,737	8,662	182,595
	—	—	—	—	—	19,542	(8)	411,945	54,326	1,145,192
Thomas X. Geisel	—	—	—	—	—	—		—	—	—
	—	—	—	—	—	1,458	(6)	30,735	5,247	110,607
	—	—	—	—	—	5,350	(7)	112,778	8,025	169,167
	—	—	—	—	—	20,237	(8)	426,596	56,178	1,184,232

(1)	Stock options generally expire ten (10) years after the grant date.
(2)	Represents the number of restricted stock awards that were not vested as of December 31, 2019.
(3)	Represents the value of the unvested restricted stock awards based on the Company’s closing stock price on December 31, 2019 of $21.08.
(4)	Represents the number of performance shares that may vest if performance goals are achieved over a three (3)-year period. Assumes vesting at target.
(5)	Represents the value of the unvested performance shares based on the Company’s closing stock price on December 31, 2019 of $21.08. For each of our NEOs, the amounts listed include the following:

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COMPENSATION DISCUSSION & ANALYSIS

AMOUNT INCLUDES

Name	Unvested Performance Shares at Target	Performance Period	When Vesting Occurs if Performance Measures are Met
Jack Kopnisky	29,630	2017-2019	After December 31, 2019
	47,643	2018-2020	After December 31, 2020
	189,865	2019-2021	After December 31, 2021
Luis Massiani	9,259	2017-2019	After December 31, 2019
	15,414	2018-2020	After December 31, 2020
	84,175	2019-2021	After December 31, 2021
Rodney Whitwell	6,019	2017-2019	After December 31, 2019
	8,662	2018-2020	After December 31, 2020
	54,380	2019-2021	After December 31, 2021
Michael E. Finn	4,321	2017-2019	After December 31, 2019
	8,662	2018-2020	After December 31, 2020
	54,326	2019-2021	After December 31, 2021
Thomas X. Geisel	5,247	2017-2019	After December 31, 2019
	8,025	2018-2020	After December 31, 2020
	56,178	2019-2021	After December 31, 2021

(6)	These unvested shares of restricted stock are pursuant to an award vesting annually in three (3) equal installments beginning on February 14, 2018.
(7)	These unvested shares of restricted stock are pursuant to an award vesting annually in three (3) equal installments beginning on February 27, 2019.
(8)	These unvested shares of restricted stock are pursuant to an award vesting annually in three (3) equal installments beginning on February 6, 2020.

OPTIONS EXERCISED AND STOCK VESTED

The following table represents the exercise of option awards and vesting of stock awards for each NEO, on an aggregate basis, during 2019.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1) (b)	Value Realized on Vesting ($)(2) (c)
Jack Kopnisky	75,000	$725,250	109,028	$2,017,979
Luis Massiani	—	—	33,133	617,439
Rodney Whitwell	54,528	644,885	23,093	429,158
Michael E. Finn	—	—	16,572	308,059
Thomas X. Geisel	—	—	18,676	346,499

(1)	The vested shares reflected in this column are time-vested restricted and performance stock awards that vested during 2019.
(2)	The value of restricted stock awards realized on vesting is based on the Company’s closing stock price on the vesting dates.

NON-QUALIFIED DEFERRED COMPENSATION FOR NEOS

The Company maintains its non-qualified supplemental retirement benefits plan (the “SERP”). The purpose of the SERP is to make up for benefits that would otherwise be provided under the Sterling 401(k) Plan if Internal Revenue Code annual compensation limitations applicable thereto were not in effect. Such SERP benefits take into account compensation over the tax-qualified Sterling 401(k) Plan’s annual compensation limit. Rather than adding a different measure of value, the SERP restores the value executives lose under the Sterling 401(k) Plan due to government limitations. The Compensation Committee determines employees that may participate in the SERP. Currently, the CEO is the sole participant in the SERP.

A participant’s supplemental retirement benefit under the SERP is adjusted for deemed earnings at a “default rate,” or, if elected by a participant, based on one or more hypothetical investments in investment options consisting of mutual funds in 2019, that are available under the Sterling 401(k) Plan. The investment in mutual funds earned an average rate of return of 31.29% in 2019.

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COMPENSATION DISCUSSION & ANALYSIS

Supplemental benefits under the SERP are generally paid in cash. All obligations arising under the SERP are payable from the general assets of Sterling, although Sterling has established a rabbi trust to help pay benefits under the SERP. The assets of the trust are at all times subject to the claims of Sterling’s general creditors. It is Sterling’s current policy not to fund the rabbi trust with Company common stock.

The following table sets forth information regarding amounts accrued by the NEOs during 2019 under each defined contribution or other plan that provides for the deferral of compensation on a non-tax qualified basis.

NON-QUALIFIED DEFERRED COMPENSATION

Name (a)	Executive Contributions ($) (b)	Registrant Contributions ($) (c)	Aggregate Earnings ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Period End ($) (f)
Jack Kopnisky	—	—	$14,809	—	$64,162

Employment-Related Agreements and Potential Payments Upon Termination or

Change in Control

We have employment agreements with each of our NEOs. The principal terms of those agreements, each effective as of January 1, 2019, are summarized below. As defined in Messrs. Kopnisky, Massiani, Whitwell, Finn and Geisel’s employment agreements, “Cause” means the following: the executive’s failure or refusal to substantially perform his or her duties under the agreement, personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, breach of the Company’s Code of Ethics, material violation of the Sarbanes-Oxley requirements for officers of public companies that, in the reasonable opinion of the Board, will likely cause substantial financial harm or substantial injury to the reputation of the Company or the Bank, willfully engaging in actions that, in the reasonable opinion of the Board, will likely cause substantial financial harm or substantial injury to the business reputation of the Company or the Bank, willful violation of any law, rule or regulation (other than routine traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the employment agreement.

As defined in Messrs. Kopnisky, Massiani, Whitwell, Finn and Geisel’s employment agreements, “Good Reason” means the following (without the executive’s consent): (i) a material reduction of any element of compensation and benefits required to be provided to the executive in accordance with any of the provisions of Section 3 of the executive’s employment agreement; (ii) a material adverse change in the executive’s functions, duties or responsibilities with the Company or Bank that would cause the executive’s position to become one of materially lesser responsibility, importance or scope; (iii) the Company requiring the executive to be based at any office or location other than as provided in Section 4 of the executive’s employment agreement resulting in an increase in the executive’s commute of thirty (30) miles or more; or (iv) a material breach of the employment agreement by the Company or the Bank; provided, however, that such breach shall not constitute Good Reason unless the executive provides the Bank with written notice within ninety (90) days after the initial occurrence thereof, the Bank fails to cure the situation within thirty (30) days following notice delivery (or such longer cure period mutually agreed upon), and the executive terminates employment within thirty (30) days after expiration of such cure period if the Bank does not cure.

Jack Kopnisky

Employment Agreement Terms

On April 3, 2019, Mr. Kopnisky’s employment agreement with the Company and the Bank, dated June 20, 2011 and amended as of November 26, 2012, April 3, 2013 and December 8, 2015, was amended and restated, effective as of January 1, 2019.

Mr. Kopnisky’s employment agreement provides for a term ending on December 31, 2021 (unless in the event of a “change in control” (as defined in the employment agreement)). In the event of a “change in control,” the employment agreement will terminate upon the second anniversary date of the change in control, if later than December 31, 2021. Mr. Kopnisky’s employment agreement provides for an annual base salary of nine hundred fifty thousand dollars ($950,000) which will be reviewed at least annually for further possible upward adjustment (his base salary shall not be reduced without Mr. Kopnisky’s consent), and a target annual bonus as determined by the Compensation Committee. In addition to an

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COMPENSATION DISCUSSION & ANALYSIS

annual salary and bonus, the employment agreement provides that Mr. Kopnisky is entitled to participate in any equity and/or long-term compensation programs established by the Company for senior executive officers and all of the Company’s retirement, group life, health and disability insurance plans, supplemental life insurance and supplemental long-term disability and any other employee benefit plans.

Further, in the event of termination for death or disability, the terms of Mr. Kopnisky’s restricted stock awards state that they shall become fully vested; provided, however, that pursuant to the terms of his performance stock awards, any equity based awards that have vesting, in whole or in part, contingent upon achieving certain performance goals shall be deemed to be fully achieved at target as of the date of his termination of employment with such vesting calculated on a pro rata basis. The pro rata portion will be determined by calculating the total number of awarded shares that would have been received if his employment had not terminated prior to the end of the performance period, and multiplying that number by a fraction, the numerator of which is the number of full and partial months of employment he completed after the award date, and the denominator of which is the number of full and partial months between the award date and the end of the performance period.

If the Company terminates Mr. Kopnisky without Cause or Mr. Kopnisky voluntarily resigns for Good Reason, then Mr. Kopnisky will, subject to his execution, delivery, and non-revocation of a release of claims, be entitled to (i) a lump sum cash payment in an amount equal to the product of two (2) times the sum of his annual base salary in effect immediately prior to termination of employment, (ii) the amount of his target bonus for the year of termination, and (iii) monthly payments equal to his monthly premiums for post-employment group health plan continuation coverage under the Company’s group health plan for a period of eighteen (18) months following termination of employment (the “COBRA Payments”).

However, if Mr. Kopnisky is terminated without Cause or resigns for Good Reason on or within twenty-four (24) months following a “change in control,” then he will, subject to his execution, delivery, and non-revocation of a release of claims, be entitled to (i) a lump sum cash payment in an amount equal to three (3) times the sum of his annual base salary in effect immediately prior to termination of employment and the amount of his target bonus for the year of termination, (ii) the pro-rata amount of his target bonus for the fiscal year of termination, (iii) any accrued vacation pay due under the terms of the Bank’s vacation policy and (iv) the COBRA Payments. Further, upon such termination within twenty-four (24) months after a change in control, all then-outstanding stock options, and other equity-based awards shall become fully vested; provided, however, that any stock options and other equity-based awards tied to the achievement of one or more performance goals shall be deemed to be fully achieved at target as of the date of Mr. Kopnisky’s termination of employment and such vesting calculated on a pro rata basis.

Under Mr. Kopnisky’s employment agreement, payments and benefits payable in connection with a “change in control” of the Company will be reduced to the extent necessary to avoid the application of any “golden parachute” excise tax pursuant to Section 4999 of the Code, but only if such reduction would result in Mr. Kopnisky receiving greater compensation and benefits on an after-tax basis.

The employment agreement also provides that, for a period of twelve (12) months following the termination of Mr. Kopnisky’s employment for any reason, he will be restricted from competing with the Company and its affiliates and from soliciting the Company’s and its affiliates’ respective clients or employees. In the event of a change in control, the non-compete provision would not apply. These provisions can be waived with the written consent of the Company. Mr. Kopnisky’s entitlement to any severance payments or benefits is subject to his compliance with these non-solicitation and non-competition requirements.

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COMPENSATION DISCUSSION & ANALYSIS

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table presents the benefits that would be received by Mr. Kopnisky, our President and CEO, pursuant to Mr. Kopnisky’s employment agreement, in the event he incurred a hypothetical termination of employment as of December 31, 2019.

Event	Salary and Other Cash Payments ($)		Unvested and Accelerated Awards ($)(1)	Continuance of Health and Welfare Benefits	Total ($)
Voluntary Termination Without Good Reason or Termination With Cause	—		—	—	—
Termination Without Cause or For Good Reason	$3,800,000		—	$36,316	$3,836,316
Disability / Death	—		$4,948,715	—	4,948,715
Retirement(2)	—		—	—	—
Change in Control:
Termination Without Cause or For Good Reason(3)	5,268,057	(4)	7,948,720	36,316	13,253,093

(1)

This amount includes unvested and accelerated restricted stock awards, options and performance share awards. The dollar amount is calculated based on $21.08 per share, which was the closing price of Sterling’s common stock on December 31, 2019.

(2)	Mr. Kopnisky is currently not eligible for early vesting of stock-based awards upon retirement since he has not met the eligible age and years of service requirements.
(3)	Mr. Kopnisky would receive these benefits if termination occurs on or within twenty-four (24) months of a change in control.
(4)	Reflects a Reduction to avoid the application of the “golden parachute” excise tax pursuant to Section 4999 of the Code.

Luis Massiani

Employment Agreement Terms

On April 3, 2019, Mr. Massiani’s employment agreement with the Company and the Bank, dated November 1, 2013 and amended as of December 8, 2015, was amended and restated, effective as of January 1, 2019.

Mr. Massiani’s employment agreement provides for a term ending on December 31, 2021 (unless in the event of a “change in control” (as defined in the employment agreement)). In the event of a “change in control,” the employment agreement will terminate upon the second anniversary date of the change in control, if later than December 31, 2021. Mr. Massiani’s employment agreement provides for an annual base salary of six hundred thousand dollars ($600,000), which will be reviewed at least annually for further possible upward adjustment (his base salary shall not be reduced without Mr. Massiani’s consent), and a target annual bonus as determined by the Compensation Committee of the Board. In addition to an annual salary and bonus, the employment agreement provides that Mr. Massiani is entitled to participate in any equity and/or long-term compensation programs established by the Company for senior executive officers and all of the Company’s retirement, group life, health and disability insurance plans and any other employee benefit plans.

To the extent the “change in control” provision of the employment agreement is inapplicable, in the event that the Company terminates Mr. Massiani for Cause, Mr. Massiani resigns from employment with or without Good Reason, or his employment ends due to his death or disability, then the Company shall only owe him for any accrued obligations Termination of employment will not be deemed to be for Cause unless and until there has been delivered to Mr. Massiani a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to Mr. Massiani and he is given an opportunity, together with his counsel, to be heard before the Board). Further, in the event of termination for death or disability, the terms of Mr. Massiani’s restricted stock awards state that they shall become fully vested.

If the Company terminates Mr. Massiani’s employment without Cause, then Mr. Massiani will, subject to his execution, delivery, and non-revocation of a release of claims, be entitled to (i) a lump sum cash payment in an amount equal to one (1) year of his base salary in effect immediately prior to his termination of employment and the amount of his target bonus for the year of termination, and (ii) the COBRA Payments.

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COMPENSATION DISCUSSION & ANALYSIS

If the Company terminates Mr. Massiani without Cause or he resigns for Good Reason on or within twenty-four (24) months following a “change in control,” then he will, subject to his execution, delivery, and non-revocation of a release of claims, be entitled to (i) a lump sum cash amount equal to three (3) times the sum of his annual base salary in effect immediately prior to his termination of employment plus three (3) times the amount of his target bonus for the year of termination, (ii) the pro-rata amount of Mr. Massiani’s target bonus for the fiscal year of termination, (iii) any accrued vacation pay due under the terms of the Bank’s vacation policy, (iv) the COBRA Payments and (v) any unvested long-term incentive award will vest in accordance with the applicable grant or award agreement.

Under the employment agreement, payments and benefits payable in connection with a “change in control” of the Company will be reduced to the extent necessary to avoid the application of any “golden parachute” excise tax pursuant to Section 4999 of the Code, but only if such reduction would result in Mr. Massiani receiving greater compensation and benefits on an after-tax basis.

Mr. Massiani’s employment agreement also provides that, for a period of twelve (12) months following the termination of his employment for any reason, other than a resignation by Mr. Massiani for good reason prior to a change in control, Mr. Massiani will be restricted from competing with the Company and its affiliates and, while employed for a period of eighteen (18) months following the termination of his employment for any reason, he will be restricted from soliciting the Company’s and its affiliates’ respective clients or employees.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table presents the benefits that would be received by Mr. Massiani, our Senior Executive Vice President & Chief Financial Officer, pursuant to Mr. Massiani’s employment agreement, in the event he incurred a hypothetical termination of employment as of December 31, 2019.

Event	Salary and Other Cash Payments ($)		Unvested and Accelerated Awards ($)(1)	Continuance of Health and Welfare Benefits	Total ($)
Voluntary Termination With or Without Good Reason, Termination With Cause	—		—	—	—
Termination Without Cause	$1,200,000		—	$41,849	$1,241,849
Disability / Death	—		$1,917,196	—	1,917,196
Retirement(2)	—		—	—	—
Change in Control:
Termination Without Cause or For Good Reason(3)	2,864,248	(4)	3,207,153	41,849	6,113,250

(1)

This amount includes unvested and accelerated restricted stock awards, options and performance share awards. The dollar amount is calculated based on $21.08 per share, which was the closing price of Sterling’s common stock on December 31, 2019.

(2)	Mr. Massiani is currently not eligible for early vesting of stock-based awards upon retirement since he has not met the eligible age and years of service requirements.
(3)	Mr. Massiani would receive these benefits if termination occurs on or within twenty-four (24) months of a change in control.
(4)	Reflects a Reduction to avoid the application of the “golden parachute” excise tax pursuant to Section 4999 of the Code.

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COMPENSATION DISCUSSION & ANALYSIS

Michael E. Finn, Rodney Whitwell and Thomas X. Geisel

Employment Agreement Terms

On April 3, 2019, Messrs. Finn, Whitwell and Geisel’s employment agreements were amended and restated, effective as of January 1, 2019. Mr. Finn had a prior employment agreement, dated November 10, 2016, Mr. Whitwell had a prior employment agreement, dated November 1, 2013 and amended on October 31, 2016, Mr. Geisel had a prior employment agreement dated October 31, 2016.

Each of Messrs. Finn, Whitwell and Geisel’s employment agreements has a term ending on December 31, 2021 (or, if a change in control occurs prior thereto, the second anniversary of the date of the change in control, if later). Messrs. Finn, Whitwell and Geisel’s employment agreements provide for an annual base salary of $500,000, $475,000 and $475,000, respectively, in all cases subject to annual review and possible upward adjustment (such base salary shall not be reduced without the executive’s consent). The executives’ agreements also provide for a target annual bonus as determined by the Compensation Committee based upon periodic reviews. Further, each executive is eligible to participate in any equity and/or other long-term compensation programs established by the Company for senior officers and all of the Company’s retirement, group life, health and disability insurance plans and any other employee benefit plans.

To the extent the change in control provisions of the Employment Agreements are inapplicable, in the event that the Company terminates Messrs. Finn, Whitwell or Geisel, individually, for Cause, the executive resigns from employment without Good Reason, or his employment ends due to his death or disability, then the Company shall only owe the executive for any accrued obligations. Termination of employment will not be deemed to be for Cause unless and until there has been delivered to the executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the members of the Board at a meeting called and held for such purposes (after reasonable notice is provided to the executive and he is given an opportunity, together with his counsel, to be heard before the Board).

If, however, the Company terminates Messrs. Finn, Whitwell, or Geisel without Cause, then the executive will, subject to his execution, delivery and non-revocation of a release of claims, be entitled to (i) a lump sum cash payment in an amount equal to one (1) year of base salary (in the amount in effect immediately prior to termination of employment) and the amount of his target bonus for the fiscal year of termination, and (ii) the COBRA Payments.

If such termination of any of Messrs. Finn, Whitwell or Geisel occurs without Cause or he resigns for Good Reason upon or within twenty-four (24) months of a “change in control” (as defined in the employment agreements), then the executive will, subject to his execution, delivery, and non-revocation of a release of claims, be entitled to (i) a lump sum cash payment in an amount equal to two (2) times the sum of the executive’s annual base salary in effect immediately prior to termination of employment, plus two (2) times the amount of his target bonus for the fiscal year of termination, (ii) the pro-rata amount of the executive’s target bonus for the fiscal year of termination, (iii) any accrued vacation pay due under the terms of the Bank’s vacation policy, (iv) the COBRA Payments and (v) any unvested long-term incentive awards will vest in accordance with the applicable grant or award agreement.

Under the employment agreements, payments and benefits payable in connection with a “change in control” of the Company will be reduced to the extent necessary to avoid the application of any “golden parachute” excise tax pursuant to Section 4999 of the Code, but only if such reduction would result in Messrs. Finn, Whitwell or Geisel receiving greater compensation and benefits on an after-tax basis.

Further, pursuant to Messrs. Finn, Whitwell and Geisel’s award agreements, upon a change in control, all unvested awards of restricted stock, performance-based stock and options not forfeited will fully vest if upon or within twenty-four (24) months after a change in control he is terminated without Cause or terminates for Good Reason. If the executive resigns from employment with Good Reason, then the Company shall pay him for any accrued obligations and, if such resignation occurs upon or within twenty-four (24) months after a change in control, then he shall be entitled to the same change in control payments as described above.

As a part of their employment agreements, each of Messrs. Finn, Whitwell and Geisel agree to an eighteen (18) month non-solicitation period post-employment, during which he will not attempt to hire any Company or Bank employee, or solicit any Company or Bank client. Each executive also agrees to a twelve (12) month non-competition period post-employment, in which he shall not compete with the Company and the Bank.

All amounts and benefits under the employment agreements shall be paid in a manner or form that complies with Section 409A or an exception thereunder.

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COMPENSATION DISCUSSION & ANALYSIS

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table presents the benefits that would be received by Mr. Finn, our Senior Executive Vice President and Chief Risk Officer, pursuant to his employment agreement, in the event he incurred a hypothetical termination of employment as of December 31, 2019.

Event	Salary and Other Cash Payments ($)	Unvested and Accelerated Awards ($)(1)	Continuance of Health and Welfare Benefits	Total ($)
Voluntary Termination With or Without Good Reason, Termination With Cause	—	—	—	—
Termination Without Cause	$850,000	—	$163	$850,163
Disability / Death	—	$1,149,312	—	1,149,312
Retirement(2)	—	—	—	—
Change in Control:
Termination Without Cause or For Good Reason(3)	2,050,000	1,972,814	163	4,022,977

(1)

This amount includes unvested and accelerated restricted stock awards, options and performance share awards. The dollar amount is calculated based on $21.08 per share, which was the closing price of Sterling’s common stock on December 31, 2019.

(2)	Mr. Finn would receive these benefits if termination occurs on or within twenty-four (24) months of a change in control.
(3)	Mr. Finn is currently not eligible for early vesting of stock-based awards upon retirement since he has not met the eligible age and years of service requirements.

The following table presents the benefits that would be received by Mr. Whitwell, our Senior Executive Vice President and Chief Administrative Officer, pursuant to his employment agreement, in the event he incurred a hypothetical termination of employment as of December 31, 2019.

Event	Salary and Other Cash Payments ($)		Unvested and Accelerated Awards ($)(1)	Continuance of Health and Welfare Benefits	Total ($)
Voluntary Termination With or Without Good Reason, Termination With Cause	—		—	—	—
Termination Without Cause	$807,850		—	$47,446	$854,946
Disability / Death	—		$1,192,295	—	1,192,295
Retirement(2)	—		—	—	—
Change in Control:
Termination Without Cause or For Good Reason(3)	1,041,514	(4)	2,016,555	47,446	3,105,515

(1)	This amount includes unvested and accelerated restricted stock awards, options and performance share awards. The dollar amount is calculated based on $21.08.
(2)	Mr. Whitwell is currently not eligible for early vesting of stock-based awards upon retirement since he has not met the eligible age and years of service requirements.
(3)	Mr. Whitwell would receive these benefits if termination occurs on or within twenty-four (24) months of a change in control.
(4)	Reflects a reduction to avoid the application of the “golden parachute” excise tax pursuant to Section 4999 of the Code.

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COMPENSATION DISCUSSION & ANALYSIS

The following table presents the benefits that would be received by Mr. Geisel, our Senior Executive Vice President and President of Corporate Banking, pursuant to his employment agreement, in the event he incurred a hypothetical termination of employment as of December 31, 2019.

Event	Salary and Other Cash Payments ($)	Unvested and Accelerated Awards ($)(1)	Continuance of Health and Welfare Benefits	Total ($)
Voluntary Termination With or Without Good Reason, Termination With Cause	—	—	—	—
Termination Without Cause	$855,000	—	$48,693	$903,693
Disability / Death	—	$1,189,062	—	1,189,062
Retirement(2)	—	—	—	—
Change in Control:
Termination Without Cause or For Good Reason(3)	2,090,000	2,034,094	48,693	4,172,787

(1)

This amount includes unvested and accelerated restricted stock awards, options and performance share awards. The dollar amount is calculated based on $21.08 per share, which was the closing price of Sterling’s common stock on December 31, 2019.

(2)	Mr. Geisel is currently not eligible for early vesting of stock-based awards upon retirement since he has not met the eligible age and years of service requirements.
(3)	Mr. Geisel would receive these benefits if termination occurs on or within twenty-four (24) months of a change in control.

CEO Pay Ratio

Our CEO to median colleague pay ratio is calculated in accordance with what the SEC requires pursuant to Item 402(u) of Regulation S-K.

We identified the median colleague by examining the 2019 total cash (defined as base salary, cash incentives, commission) compensation for all individuals, excluding our CEO, employed by us during	111:1 CEO Pay Ratio

2019. The median employee was chosen as of December 31, 2019. When choosing the median employee, all part-time and full-time colleagues included on payroll at any point during 2019 were included. A total of 2,239 colleagues were included in the review. Earnings for colleagues hired or terminated during 2019 were not annualized and no full-time equivalent adjustments were made for part-time colleagues. We have no colleagues outside the U.S., so no adjustments were made to the colleague population on that basis.

After our review, we determined that the median colleague in 2018 no longer represented our current population and, therefore, a new median colleague was selected. After identifying the new median colleague based on total cash compensation, we calculated annual total compensation for such employee using the same methodology we use for our NEOs as set forth in the 2019 Summary Compensation Table. The total compensation of our median colleague was $69,466.

Please note that the SEC’s pay ratio disclosure rules provide reporting companies with a great deal of flexibility in determining the methodology used to identify the median colleague and the pay ratio. Our methodology may differ materially from the methodology used by other companies to prepare their pay ratio disclosures. Factors such as these may contribute to a lack of comparability between our pay ratio and the pay ratio reported by other companies, including those within our sector.

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COMPENSATION DISCUSSION & ANALYSIS

2019 Board Compensation

General. The following discussion outlines the compensation that was earned by non-employee directors during 2019. Directors who are employed by us do not receive additional compensation for their service on the Board.

The Company uses a combination of cash and stock to attract and retain qualified candidates to serve on the Board. Equity compensation provides the opportunity for directors to earn more based on the Company’s total stockholder return and to align directors’ interests with those of the Company’s stockholders. The Nominating and Corporate Governance Committee reviews director compensation and benefits annually and makes recommendations to the Board. See the “2019 Director Compensation” table below.

2019 Board Compensation. In 2019 the structure of our Board Compensation was unchanged from 2018. The Nomination & Corporate Governance Committee will continue to periodically review the Board’s compensation relative to our peer group.

Cash Retainer. For 2019, directors of the Company received an annual retainer fee of $48,000. Directors also received a fee of $1,500 per Board meeting attended and $1,000 per committee meeting attended. The Chair of each committee received an additional retainer fee for his or her oversight of the committee. The fee structure for the chairmans’ fees are as follows: the Audit Committee Chair received $20,000; the Compensation and Nominating and Corporate Governance Committee Chairs each received $10,000; and the Executive and Enterprise Risk Committee Chairs each received $7,500. Directors who are also employees of the Company are not eligible to receive any fees for their service as a director.

Stock Awards and Stock Option Grants. For service rendered during 2019, each non-employee director of the Company was granted a restricted stock award valued at $50,000, on December 30, 2019.

Sterling National Bank Deferred Director Fee Plan. Effective January 1, 2016, the Company amended, restated and renamed the 2005 Deferred Director Fee Plan to the Sterling National Bank Deferred Director Fee Plan (the “Deferred Fee Plan”). Pursuant to the Deferred Fee Plan, non-employee directors may elect to defer all or a portion of their Board fees earned during a calendar year. Directors Cahill and Ferrer participated in the Deferred Fee Plan in 2019 as did Director Lazar until his retirement at the Company’s 2019 Annual Meeting. Each director may express to the committee appointed to administer the Deferred Fee Plan a preference as to how the director’s deferral account should be hypothetically invested among the investment options designated by the committee (which may include the Company’s common stock).

Under the terms of the Deferred Fee Plan, deferred amounts are credited to a bookkeeping account established in the name of each director. Deferral accounts are generally paid to a director in quarterly installments over five (5) years (unless the director elects, in compliance with Internal Revenue Code Section 409A, payment in a lump sum or payment in installments over a different number of years) commencing as of the earliest of (a) the date elected by the director, (b) the director’s attaining age 75, or (c) the director’s separation from service. In the event of the director’s death, the director’s deferral account is paid to the director’s designated beneficiary in the same form as it would otherwise have been paid to the director, commencing in the first calendar quarter after death. In the event of a change in control of the Company or the Bank, directors’ deferral accounts are required to be paid to directors in the form of a lump sum payment within 60 days after the change in control. A director may request an early distribution from the director’s deferral account on the account of hardship within the meaning of Internal Revenue Code Section 409A. Distributions are made in cash, except that to the extent that a director’s deferral account is hypothetically invested in shares of Company common stock, in which case the distribution is made in the form of Company common stock (subject to the director being eligible to elect distribution in cash after a change in control).

All obligations arising under the deferred compensation agreements are payable from the Company’s general assets; however, the Company may establish a rabbi trust to help ensure that sufficient assets will be available to pay the benefits under the deferred compensation agreements.

Sterling Bancorp - 2020 Proxy Statement	61

COMPENSATION DISCUSSION & ANALYSIS

The following table sets forth compensation information with respect to our non-employee directors during 2019.

2019 DIRECTOR COMPENSATION

Name (a)	Fees Earned or Paid in Cash ($) (b)		Stock Awards ($) (c)(1)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($) (d)	All Other Compensation ($) (e)	Total ($) (f)
John P. Cahill	$77,750	(2)	$49,980	$—	$—	$127,730
Navy E. Djonovic	71,000		49,980	—	—	120,980
Fernando Ferrer	66,750	(2)	49,980	—	—	116,730
Robert Giambrone	72,250		49,980	—	—	122,230
Mona Aboelnaga Kanaan (3)	47,750		33,327	—	—	81,077
James. J. Landy	73,000		49,980	—	—	122,980
Robert W. Lazar(4)	35,750	(2)(5)	20,832	—	—	56,582
Maureen B. Mitchell	68,750		49,980	—	—	118,730
Patricia M. Nazemetz	73,083		49,980	—	—	123,063
Richard O’Toole	140,167		49,980	—	—	190,147
Ralph F. Palleschi	68,000		49,980	—	—	117,980
Burt Steinberg	91,500		49,980	—	—	141,480
William E. Whiston	75,500		49,980	—	—	125,480

(1)	Represents the value of restricted stock awards based on the Company’s closing stock price on December 30, 2019 of $21.08.
(2)	Amount includes the contribution to the Deferred Fee Plan pursuant to the terms of such plan.
(3)

Director Aboelnaga Kanaan joined the Company’s Board effective at the Company’s 2019 annual meeting of stockholders; therefore, her compensation and stock award reflects only a partial year of service.

(4)	Director Lazar retired from Board service effective at the Company’s 2019 annual meeting of stockholders; therefore, his compensation reflects only a partial year of service.
(5)	Amount includes the aggregate grant date fair value of the grant of phantom stock, exercisable upon settlement, pursuant to the terms of the Company’s Directors Deferred Compensation Plan.

62	Sterling Bancorp - 2020 Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS

DIRECTOR OUTSTANDING EQUITY AWARDS AND OPTIONS

The following table sets forth information concerning phantom stock exercisable for Company common stock for each non-employee director outstanding at December 31, 2019, whether granted in 2019 or earlier. There were no unexercised options or unvested restricted stock units held by any non-employee director outstanding at December 31, 2019, whether granted in 2019 or earlier.

Stock Awards

Name (a)	Number of Shares of Phantom Stock that have not been exercised (#) (b)
John P. Cahill	1,327(1)
Navy E. Djonovic	—
Fernando Ferrer	—
Robert Giambrone	—
Mona Aboelnaga Kanaan	—
James. J. Landy	—
Robert W. Lazar	(1)(2)
Maureen B. Mitchell	—
Patricia M. Nazemetz	—
Richard O’Toole	—
Ralph F. Palleschi	—
Burt Steinberg	—
William E. Whiston	—

(1)	Grant of phantom stock exercisable immediately upon settlement, pursuant to the terms of the Company’s Directors Deferred Compensation Plan.
(2)	Director Lazar retired from Board Service effective at the Company’s 2019 annual meeting of stockholders.

Transactions with Certain Related Persons

The Sarbanes-Oxley Act of 2002 generally prohibits loans by the Company to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by the Bank to its executive officers and directors in compliance with federal banking regulations, including Regulation O. Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and must not involve more than the normal risk of repayment or present other unfavorable features. The Bank is therefore generally prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public. Notwithstanding this rule, federal regulations permit the Bank to make loans to executive officers and directors at reduced interest rates if the loan is made under a benefit program generally available to all other employees and does not give preference to any executive officer or director over any other employee.

Consistent with the Company’s Code of Ethics, proposed transactions with related persons must be disclosed to the Company. The Board must approve such transactions with directors or executive officers to the extent required under the Code of Ethics. The director or executive officer is required to disclose all non-privileged information the person has, and thereafter may not partake in any decision-making process. The Board evaluates the transaction, and may approve, reject, or set other conditions in its discretion. To qualify for approval, a transaction must be on the same terms, conditions, and collateral as would be reasonable if entered into with an unrelated third party. In the case of a proposed transaction with or related to a director, the Board will also consider the effect, if any, the transaction would have on the independence of the director.

A number of our directors and officers and certain business organizations associated with them have been clients of our banking and other subsidiaries. During the year ended December 31, 2019, all extensions of credit to these persons, which

Sterling Bancorp - 2020 Proxy Statement	63

COMPENSATION DISCUSSION & ANALYSIS

were made only by the Bank, have been made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the lender and did not involve more than the normal risk of collectability or present other unfavorable features. We have adopted written policies to implement the requirements of Regulation O of the Federal Reserve Board. Regulation O is made applicable to the bank by provisions of the Home Owners’ Loan Act and the regulations of the Office of Comptroller of the Currency. Under these policies, extensions of credit that exceed regulatory thresholds must be approved by the Board of the Bank.

There have not been any transactions during the last year to which we have been a party, in which the amount involved in the transaction exceeded $120,000, and in which any of our directors, executive officers or holders of more than 5% of our capital stock had or will have a direct or indirect material interest other than equity and other compensation, termination, change-in-control and other arrangements, which are described in the sections captioned “Executive Compensation —Potential Payments Upon Termination or Change in Control” and “Director Compensation.”

For identification of each director determined to be independent, see “Proposal I – Election of Directors – Director Independence.”

Stockholder Proposals

Under applicable SEC rules, any stockholder who intends to present a proposal at the 2021 Annual Meeting and who wishes to have the proposal included in our proxy statement for that meeting must deliver the proposal to us at our executive offices, 400 Rella Boulevard, Montebello, New York 10901, or such other address indicated in the Company’s filings, and such proposal must be received by the Company within one hundred twenty (120) calendar days before the date the Company distributed its proxy statement to stockholders for the previous year’s meeting. The Company distributed its 2020 proxy statement to stockholders on April 15, 2020 thereby requiring that any stockholder proposal be received by the Company by December 11, 2020 for next year’s proxy statement. All stockholder proposals must comply with all applicable rules and regulations adopted by the SEC.

Advance Notice of Business to be Conducted at an Annual Meeting

Our Bylaws provide an advance notice procedure for certain business, or nominations to the Board, to be brought before an Annual Meeting. In order for a stockholder to properly bring business before an Annual Meeting, or to propose a nominee to the Board, the stockholder must deliver written notice to the Corporate Secretary of Sterling not less than ninety (90) days prior to the anniversary date of our proxy materials for the preceding year’s Annual Meeting; provided, however, that if the date of the Annual Meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s Annual Meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the tenth (10th) day following the day on which public announcement of the date of such Annual Meeting is first made. The notice must include, among other information, the stockholder’s name, record address, and number of shares owned, describe briefly the proposed business, the reasons for bringing the business before the Annual Meeting, and any material interest of the stockholder and the beneficial owner, if any, in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require us to include in our proxy statement and proxy relating to an Annual Meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

Advance written notice for certain business, or nominations to the Board, to be brought before the next Annual Meeting must be given to us by January 8, 2021. If notice is received after January 8, 2021 it will be considered untimely, and we will not be required to present the matter at the stockholders meeting.

64	Sterling Bancorp - 2020 Proxy Statement

COMPENSATION DISCUSSION & ANALYSIS

OTHER MATTERS

This Proxy Statement and accompanying notice of meeting provide notice that the stockholders will be asked to vote on the election of the Company’s director nominees, the Say-on-Pay proposal, and the ratification of the appointment of Crowe as the Company’s independent registered public accounting firm for the year ending December 31, 2020. In accordance with the Company’s Bylaws, no persons other than the Company’s nominees may be nominated for director election or elected at the Annual Meeting and no business may be transacted at the meeting except as set forth above and such other matters as may be brought before the meeting by or at the direction of the Board or an authorized committee of the Board. If any matters should properly come before the Annual Meeting, it is intended that the Board, as holders of the proxies, will act as determined by a majority vote.

HOUSEHOLDING OF PROXY STATEMENTS

AND ANNUAL REPORTS

Sterling intends to deliver only one Annual Report and Proxy Statement to multiple registered stockholders sharing the same address unless it has received contrary instructions from one or more of the stockholders. If individual stockholders wish to receive a separate copy of the Annual Report or Proxy Statement they may call or write and request separate copies currently or in the future as follows:

Investor Relations

Sterling Bancorp

400 Rella Boulevard

Montebello, New York 10901

Phone: 845.369.8040

Fax: 845.369.8066

Registered stockholders sharing the same address and receiving multiple copies of Annual Reports or Proxy Statements may request the delivery of a single copy by writing or calling the above address or phone number.

MISCELLANEOUS

The cost of solicitation of proxies will be borne by Sterling. Sterling will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock. In addition to solicitations by mail, directors, officers and regular employees of Sterling may solicit proxies personally or by telephone without additional compensation.

A COPY OF STERLING’S ANNUAL REPORT ON FORM 10-K FOR THE PERIOD ENDED DECEMBER 31, 2019 WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO INVESTOR RELATIONS, 400 RELLA BOULEVARD, MONTEBELLO, NEW YORK, 10901 OR BY CALLING 845.369.8040.

BY ORDER OF THE BOARD OF DIRECTORS

June Ann Byrnes

Corporate Secretary

Montebello, New York

April 15, 2020

Sterling Bancorp - 2020 Proxy Statement	65

ANNEX A

ANNEX A

GAAP Reconciliation

As previously described, for the purposes of certifying the Company’s performance under the Company’s compensation plans, the Compensation Committee at times makes adjustments to the Company’s GAAP results to ensure that the participants are compensated for the Company’s adjusted financial performance. These adjustments mainly include gains or losses on sales of investment securities, merger-related and restructuring charges related to material mergers and/or acquisitions of businesses or loan portfolios and similar isolated or specific Board identified and approved performance items. These adjustments are made so that participants are compensated for the Company’s organic performance and are neither penalized nor rewarded for one-time charges, unusual gains, or similar non-recurring events.

The adjustments for 2019 impact the STI Plan’s performance metrics of EPS and ROATA. The Company derives each of these non-GAAP performance metrics from its adjusted net income available to common stockholders, which, as described below, is a non-GAAP financial measure, and accordingly, each of these adjusted financial measures is determined by methods other than in accordance with GAAP. See the below reconciliation of the Company’s non-GAAP financial measures within the meaning of Regulation G adopted by the SEC. Using adjusted net income available to common stockholders resulted in EPS of $2.03 and ROATA of 1.48%. Accordingly, after accounting for the Compensation Committee’s discretionary assessment of the 2019 strategic plan, the Compensation Committee scored the Corporate Component at 100% of target.

2019 ADJUSTED NET INCOME FOR ANNUAL INCENTIVE AWARD

Adjusted Net Income ($ in thousands)
Income before income tax expense	$539,966
Income tax expense	112,925
2019 GAAP net income available to common stockholders as reported:	$427,041
Adjustments:
Net loss on sale of securities	6,905
Net (gain) on termination of pension plan	(11,817)
Net (gain) on sale of residential mortgage loans	(8,313)
(Gain) on extinguishment of debt	(46)
Charge for asset write-downs, systems conversion, retention and severance compensation	8,477
Impairment related to financial centers and real estate consolidation strategy	14,398
Amortization of non-compete agreements and customer list intangibles	840

Total pre-tax adjustments:	10,444
Adjusted pre-tax income	550,410
Adjusted income tax expense	115,586

Adjusted net income (non-GAAP)	434,824
Preferred Stock Dividend	7,933

Adjusted net income available to common stockholders (non-GAAP)	$426,891

2019 ANNUAL INCENTIVE AWARD PERFORMANCE METRICS

Performance Metric	GAAP Performance Metric	Performance Metric Calculated Using Adjusted Net Income
EPS(1)	$2.03	$2.07
ROATA(2)	1.48%	1.51%

(1)	Represents adjusted earnings per common share calculated using weighted average diluted common shares.
(2)	Represents the adjusted return on average tangible assets calculated using daily average total assets.

Sterling Bancorp - 2020 Proxy Statement	A-1

STERLING BANCORP 400 RELLA BOULEVARD MONTEBELLO, NY 10901-4243

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 26, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/STL2020

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 26, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D10811-P37367	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

STERLING BANCORP		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of (13) Director Nominees for a one (1) year	☐	☐	☐

term until their successors are elected and qualified:

Nominees:

	01) John P. Cahill	08) Maureen Mitchell
	02) Navy E. Djonovic	09) Patricia M. Nazemetz
	03) Fernando Ferrer	10) Richard O'Toole
	04) Robert Giambrone	11) Ralph F. Palleschi
	05) Mona Aboelnaga Kanaan	12) Burt Steinberg
	06) Jack Kopnisky	13) William E. Whiston
07) James J. Landy

The Board of Directors recommends you vote FOR the following proposals:							For	Against	Abstain

2.	Approval, by advisory, non-binding vote, of the compensation of the Named Executive Officers (Say-on-Pay);						☐	☐	☐

3.	Ratification of the appointment of Crowe LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2020; and						☐	☐	☐

4.	Transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D10812-P37367

STERLING BANCORP
Annual Meeting of Stockholders
May 27, 2020 11:00 AM
This proxy is solicited by the Board of Directors

The Stockholder hereby appoints each of Richard O'Toole and Jack L. Kopnisky, acting as the official proxy committee, with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of Sterling Bancorp (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at www.virtualshareholdermeeting.com/STL2020, on May 27, 2020, at 11:00 a.m. Eastern Time, and at any adjournment thereof, and to act with respect to all votes that the undersigned would be entitled to cast if then personally present.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH ANNUAL MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

STERLING BANCORP 400 RELLA BOULEVARD MONTEBELLO, NY 10901-4243

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 5:00 P.M. Eastern Time on May 22, 2020. Have your voting instruction card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 5:00 P.M. Eastern Time on May 22, 2020. Have your voting instruction card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your voting instruction card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D10813-P37367	KEEP THIS PORTION FOR YOUR RECORDS
THIS VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

STERLING BANCORP		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of (13) Director Nominees for a one (1) year	☐	☐	☐

term until their successors are elected and qualified:

Nominees:

	01) John P. Cahill	08) Maureen Mitchell
	02) Navy E. Djonovic	09) Patricia M. Nazemetz
	03) Fernando Ferrer	10) Richard O'Toole
	04) Robert Giambrone	11) Ralph F. Palleschi
	05) Mona Aboelnaga Kanaan	12) Burt Steinberg
	06) Jack Kopnisky	13) William E. Whiston
07) James J. Landy

The Board of Directors recommends you vote FOR the following proposals:							For	Against	Abstain

2.	Approval, by advisory, non-binding vote, of the compensation of the Named Executive Officers (Say-on-Pay);						☐	☐	☐

3.	Ratification of the appointment of Crowe LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2020; and						☐	☐	☐

4.	Transaction of such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

PURSUANT TO THE TERMS OF THE STERLING NATIONAL BANK 401(k) AND PROFIT SHARING PLAN, THIS VOTING INSTRUCTION CARD, PROPERLY SIGNED AND DATED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, WILL BE VOTED IN ACCORDANCE WITH THE TERMS OF THE PLAN.

Please sign exactly as your name(s) appear(s) hereon.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D10812-P37367

STERLING BANCORP
Annual Meeting of Stockholders
May 27, 2020 11:00 AM
This proxy is a voting instruction card solicited by the Board of Directors

The undersigned hereby directs the Trustee of the Sterling National Bank 401(k) and Profit Sharing Plan (the "401(k) Plan") to vote all shares of common stock of Sterling Bancorp credited to the undersigned’s account, for which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 27, 2020, at 11:00 a.m. Eastern Time, and at any and all adjournments thereof as set forth on the reverse side hereof.

Your vote and the votes of other participants will be tallied by Broadridge and the results provided to the Trustee who will: (1) vote the shares held in the 401(k) Plan for which the Trustee has received timely instructions on each proposal specified on this voting instruction card based on the timely voting instructions it has received from participants, and (2) vote all shares for which the Trustee has not received timely instructions (including unallocated shares) on each proposal specified on this voting instruction card in the same proportion as shares for which it has received timely voting instructions.

Voting instructions for shares allocated to your 401(k) Plan account must be received by 5:00 p.m. Eastern Time on May 22, 2020. Your voting instruction is confidential. All voting instruction cards should be forwarded to Broadridge and should not be mailed to Sterling Bancorp. If Broadridge receives more than one voting instruction card from you, the card bearing the latest date will be considered to have cancelled all cards bearing an earlier date.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS VOTING INSTRUCTION CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE VIA THE INTERNET OR BY TELEPHONE. IT IS NOT NECESSARY TO RETURN YOUR VOTING INSTRUCTION CARD IF YOU USE THE TELEPHONE OR INTERNET.

Continued and to be signed on reverse side